Exhibit 1.1

NAME AND DOMICILE

Article 1

1.

This limited liability company is named PERUSAHAAN PERSEROAN (PERSERO) PT TELEKOMUNIKASI INDONESIA Tbk or abbreviated as PT TELKOM INDONESIA (PERSERO) Tbk, hereinafter in these Articles of Association referred to as the "Company"), and domiciled in Bandung City.

2.

The Company may open offices, branch offices or representative offices, both inside and outside the Territory of the Republic Indonesia, with the prior approval from the Board of Commissioners for branch offices or representative offices outside the territory of the Republic of Indonesia.

DURATION OF THE INCORPORATION OF THE COMPANY

Article 2

This Company was established on 24-09-1991 (twenty-four September one thousand nine hundred ninety-one) and it has obtained its legal status on 19-11-1991 (nineteen November one thousand nine hundred ninety-one) based on the Decree of the Minister of Justice number C2-6870.HT.01.01.th.91 and is established for an indefinite period.

OBJECTIVES AND PURPOSES AS WELL AS BUSINESS ACTIVITIES

Article 3

1.

The objectives and purposes of the Company are to conduct business in the field of providing telecommunications networks and services, informatics, as well as optimizing the use of resources owned by the Company to produce high quality and highly competitive goods and/or services to obtain/pursue profits in order to increase the value of the Company by applying the principles of a Limited Liability Company.

2.	In order to achieve the objectives and purposes as stated above, the Company may carry out the following main business activities:

a.

Planning, building, providing, developing, operating, marketing/selling/leasing and maintaining telecommunications and information technology networks in the broadest sense, in accordance with the laws and regulations;

b.	Planning, developing, providing, marketing/selling and improving telecommunications and information technology services in the broadest sense, in accordance with the laws and regulations;

c.	Investing, including equity participation, in other companies in line with and to achieve the Company's objectives and purposes.

d.	In connection with the provisions of letters a and b above, the Company's main business activities include but are not limited to the following business activities:

1.	Telecommunications Central Construction

This group includes the construction, maintenance and repair of telecommunications central buildings and their equipment, such as telephone exchanges and telegraph exchanges, transmitter towers, microwave radar receivers, small earth stations and satellite stations. This matter includes local and long-distance communication pipelines, transmission networks, and telecommunications/telephone cable distribution networks above ground, underground and underwater.

2.	Irrigation, Communication and Other Waste Network Construction

This group includes the construction, maintenance, and/or reconstruction of other construction structures not covered in other groups. This matter includes building and environmental planning, infrastructure for residential areas, industries, hospitals, and others.

3.	Electrical Installations:

This group includes the construction, installation, maintenance, and reconstruction of electrical installations in power plants, transmission lines, substations, power distribution systems, power supply systems, and electrical installations in residential and non-residential buildings, such as the installation of low-voltage electrical networks. This matter includes the installation and maintenance of electrical installations in civil engineering structures, such as highways, railways and airports.

4.	Telecommunications Installation

This group includes activities related to the installation of telecommunications installations in residential and non-residential buildings, such as antenna installation. This group also includes the installation, maintenance and repair of telecommunications installations at telephone/telegraph exchanges, microwave radar transmitter stations, small earth stations/satellite stations and related matters. This matter includes the installation of telecommunications transmission and networks, as well as telecommunications installations in buildings and civil structures.

5.	Air Conditioning and Ventilation Installation

This group includes the installation and maintenance of ventilation, refrigerator and air conditioning (AC) for residential and non-residential buildings, including piping, ducting and sheet metal work.

6.	Fee-Based or Contract-Based Wholesale Trading

This group includes the businesses of commission agents, brokers, auctioneers, and other wholesalers who trade goods domestically and internationally on behalf of other parties. These activities include among others, commission agents, goods’ brokers, and all other wholesalers who sell on behalf of and for the benefit of other parties. Activities involving joint sales and purchases or conducting transactions on behalf of a company, including via the internet; and agents involved in trade, such as agricultural raw materials, live animals; textile raw materials and semi-finished goods; fuel, ore, metals, and the chemical industry, including fertilizers; food, beverages, and tobacco; textiles, clothing, furs, footwear, and leather goods; wood and building materials; machinery, including office machinery and computers, industrial equipment, ships, aircraft; furniture, household goods, and hardware; wholesale auction house activities; commission agents for radioactive substances and ionizing radiation generators. Including commodity auction market organizers. Excluding wholesale car and motorcycle trading activities.

7.	Wholesale of Computers and Computer Equipment

This group includes the wholesale of computers and computer equipment.

8.	Wholesale of Software

This group includes the wholesale of software.

9.	Wholesale of Telecommunications Equipment

This group includes the wholesale of telecommunications equipment, such as telephone and communication equipment. This group includes radio and television broadcasting equipment.

10.	Wholesale of Office and Processing Machinery, Spare Parts, and Equipment

This group includes the wholesale of industrial and office machinery, excluding computers, and their accessories, such as wood and metal processing machinery, various industrial and office machinery. This group also includes the wholesale of processing production robots, other machinery not classified as industrial, and computer-controlled machinery for the textile industry, as well as computer-controlled sewing and knitting machines.

11.	Wholesale of Other Unclassifiable Products

This group includes the wholesale of other products not included in any of the wholesale groups above. This group includes the wholesale of textile fibers and other materials, and the wholesale of precious stones (diamonds, sapphires, etc).

12.	Retail of Software

This group includes the retail trade of software, such as various software, including video game software.

13.	Retail of Telecommunication Equipment

This group includes the retail trade of telecommunications equipment, such as mobile phones, telephones and other related equipment.

14.	Publishing Directories and Mailing Lists

This group includes the publication of information lists (database). This publication can be published in either electronic or printed form. Business activities include publishing mailing lists, publishing telephone books, publishing directories and other compilations, such as legal cases, pharmaceutical compendiums, etc.

15.	Publishing Software

This group includes the business of publishing ready-to-use software (not made to order), such as operating systems, business and other applications, and video games for all operating system platforms.

16.	Film, Video and Television Program Production Activities by Private Companies

This group includes the business of creating and producing motion pictures, films, videos, animations, television programs or television commercials managed by private companies on a fee basis, as well as the business of making films for television, film delivery services, and film booking agents. This group does not include film duplication, audio/video reproduction from master copies, and post-production animation.

17.	Wired Telecommunications Activities

This group includes the operation, maintenance or provision of access to facilities for the transmission of voice, data, text, sound, and video using wired telecommunications infrastructure, such as the operation and maintenance of switching and transmission facilities to provide point-to-point communications via landlines, microwave, or data and satellite links, the operation of wire distribution systems (i.e., for the distribution of data and television signals), and telegraph and other non-vocal communications equipment using proprietary facilities. The transmission facilities performing these activities may be based on a single technology or a combination of various technologies. This matter includes the purchase of access and network capacity from network owners and operators and the provision of telecommunications services using this capacity for businesses and households, as well as the provision of internet access through wired infrastructure operators. Network operations for fixed telecommunications are intended for the implementation of public telecommunications and leased circuits. This includes data communication connection activities where transmission is carried out in packets, through a central exchange or through other networks, such as the Public Switched Telephone Network (PSTN). This matter also includes terrestrial network operations serving certain mobile customers, including radio trunking services and radio calling services for the public.

18.	Wireless Telecommunications Activities

This group includes network operations that provide mobile telecommunications services using cellular technology on the earth's surface. These activities include operating, maintaining, or providing access to facilities for transmitting voice, data, text, sound, and video using wireless communications infrastructure, and maintaining and operating paging numbers, similar to cellular and other wireless telecommunications networks. Transmission facilities provide omni-directional transmission over the airwaves, which can be based on a single technology or a combination of several technologies. This includes purchasing network access and capacity from network owners and operators, providing wireless network services (excluding satellite) for businesses and households, and providing internet access through wireless network infrastructure operators.

19.	Satellite Telecommunications Activities

This group includes network operations that provide mobile telecommunications services via satellite earth stations, gateways, and connecting networks. Activities in this group include the operation, maintenance, or provision of access to facilities for transmitting voice, data, text, and video using satellite telecommunications infrastructure, delivering audiovisual or text programs received from cable networks, local television stations, or radio networks to consumers via satellite systems directly connected to homes (units classified here generally do not originate from programming materials). This matter includes the provision of internet access through satellite infrastructure operators.

20.	Premium Call Services

This group includes businesses providing call or conversation services to specific numbers prefixed with 0809, and subject to premium rates. Premium Call access is normally closed, meaning it is opened upon request from the customer.

21.	Premium SMS Content Services

This group includes businesses providing content services through mobile cellular networks, the cost of which is charged through deductions from prepaid deposits or postpaid telephone bills of mobile cellular network customers. The content provided is all forms of information that can be in the form of text, images, sound, animation, or a combination of these in digital form, including downloadable application software and premium SMS.

22.	Managed Call Services (Calling Card)

This group includes service businesses that provide telephone call services with additional features that can manage calls and/or billing through additional user authentication processes or access codes before a call is made.

23.	Other Value-Added Telephony Services

This group includes other value-added telephony services and other telecommunications support services.

24.	Internet Service Provider

This group includes service businesses offered by a company to its customers to access the internet, or can be referred to as a gateway to the internet.

25.	Data Communication System Services

This group includes data communication system services that can be used to transmit voice, images, data, information, and packets. These services are provided with guaranteed connectivity, quality and security.

26.	Internet Telephony Services for Public Purposes (ITKP)

This group includes services for transmitting calls over Internet Protocol (IP) networks. This activity provides commercial internet telephony services connected to telecommunications networks.

27.	Internet Interconnection Services (NAP)

This group includes activities providing access and/or routing for internet access service providers. In providing access for internet access service providers, internet interconnection service providers may provide networks for internet transmission. Internet interconnection service providers are required to be interconnected. Interconnection service providers regulate traffic for internet access service providers.

28.	Other Unclassifiable Information Service Activities

This group includes other information service businesses that cannot be classified elsewhere, such as telephone-based information services, fee-based or contract-based information retrieval services, news clipping services, press clipping services, and others. This group also includes content provider services.

29.	Other Multimedia Services

This group includes other multimedia service activities not covered in items 24, 25, 26, and 27.

30.	Video Game Development Activities

This group includes video game development activities, such as game concept design, video game software development, graphic asset creation, video game-related animation creation, sound and music creation, video game testing, and other video game support.

31.	E-Commerce Application Development Activities

This group includes e-commerce application development activities. Activities include consulting, analysis, and application programming for internet commerce activities.

32.	Immersive Media Content Programming and Production Activities

This group includes consulting and production related to the analysis, design and programming of immersive media systems such as VR (Virtual Reality)/AR (Augmented Reality)/MR (Mixed Reality). These activities typically involve analyzing the needs and problems of immersive media system users, including writing programs tailored to the needs of immersive media users. Creation of 3D visuals and 360-degree videos and their modification specifically for immersive media.

33.	Blockchain Technology Development Activities

This group includes blockchain technology development activities, such as smart contract implementation and public and private blockchain infrastructure design. This group does not include crypto asset commodity futures trading.

34.	Artificial Intelligence-Based Programming Activities

This group includes consulting, followed by analysis and programming utilizing artificial intelligence (AI) technology, including subsets of AI such as machine learning, natural language processing, expert systems, and other AI subsets.

35.	Other Computer Programming Activities

This group includes consulting related to the analysis, design and programming of other ready-to-use systems (other than those covered in the Video Game Development Activities and Artificial Intelligence-Based Programming Activities groups).

These activities typically involve analyzing computer user needs and problems, solving problems, and creating software related to solving those problems. This also includes writing simple programs tailored to computer user needs. Designing the structure and content of, and/or writing the computer code required to create and implement, such as system software (updates and fixes), application software (updates and fixes), databases and web pages. Including software customization, such as modifying and adjusting the configuration of existing applications so that they function within the client's information system environment. Similar software customization activities carried out as an integral part of software sales are included in the Software Retail Trade subgroup.

36.	Information Security Consulting Activities

This group includes consulting services for information security planning and monitoring, information security audits or assurance, and information security development and implementation.

37.	Digital Identity Provisioning Activities

This group includes activities providing digital identities, which represent entities within electronic systems. Digital identities can be issued at various levels of assurance/trust based on the risk involved in proving identity. These activities can include digital processes such as registration, validation, storage, and authentication, including the management of biographical and biometric attributes associated with credentials for an entity. Credentials are created in digital form, such as unique numbers, user accounts, and electronic certificates.

38.	Electronic Certificate Provision Activities and Services Using Electronic Certificates

This group includes activities related to providing electronic certification and providing services using electronic certificates, such as electronic signatures, electronic seals, electronic time stamps, recorded electronic delivery services, website authentication, and preservation of electronic signatures and/or electronic seals.

39.	Internet of Things (IoT) Consulting and Design Activities

This group includes consulting services, designing, and manufacturing integrated system solutions based on orders (not ready-made) by modifying existing hardware, such as sensors, microcontrollers, and other hardware. These modifications are made to IoT hardware and/or embedded software. This group does not include chip manufacturing and IoT software publishing/development activities.

40.	Computer Consulting and Other Computer Facilities Management Activities

This group includes consulting services regarding the type and configuration of computer hardware, with or without software applications. Planning and designing computer systems that integrate hardware, software and computer communications technology. Consulting typically involves analyzing computer user needs and problems, and providing optimal solutions. Units classified in this subgroup may provide hardware and software system components as part of an integrated service, or these components may be provided by a third party or vendor. Units classified in this subgroup generally install systems and train and support system users. This includes providing management and operation of client computer systems and/or data processing facilities at the client's premises, as well as related support services.

41.	Information Technology Activities and Other Computer Services

This group includes information technology activities and other computer services related to activities not yet classified elsewhere, such as computer failure recovery, personal computer installation (set-up), and software installation. It also includes incident management and digital forensics activities. This group encompasses various computer-related businesses not yet covered by computer programming activities, computer consulting activities, and computer facility management.

42.	Data Processing Activities

This group includes activities related to processing and tabulating all types of data. These activities may include the entire processing and report writing phase of customer-supplied data, or only a portion of the processing phase. This matter includes the distribution of mainframe facilities to clients and the provision of data entry and big data management activities.

43.	Hosting and Its Related Activities

This group includes service businesses related to the provision of hosting infrastructure, data processing services, and activities not elsewhere classified and specialized in hosting, such as web hosting, streaming services, and application hosting. This matter group includes cloud computing storage.

44.	Web Portals and/or Digital Platforms with No Commercial Purposes

This group includes the operation of non-commercial websites that use search engines to generate and maintain large databases of internet addresses and content in a searchable format; the operation of websites that act as portals to the internet, such as media sites that provide regularly updated content without commercial purposes; the operation of digital platforms and/or websites/web portals that conduct electronic transactions in the form of business activities facilitating and/or mediating the transfer of ownership of goods and/or services and/or other services via the internet and/or electronic devices and/or other electronic systems without commercial purposes.

45.	Web Portals and/or Digital Platforms with Commercial Purposes

This group includes the operation of websites for commercial purposes that use search engines to generate and maintain large databases of internet addresses and content in easily searchable formats; the operation of websites that act as portals to the internet, such as media sites that provide regularly updated content, either directly or indirectly for commercial purposes; the operation of digital platforms and/or websites/web portals that conduct electronic transactions in the form of business activities facilitating and/or mediating the transfer of ownership of goods and/or services and/or other services via the internet and/or electronic devices and/or other electronic systems conducted for commercial purposes (profit), which include activities involving either one, part, or all of the electronic transactions, namely ordering, payment, and delivery of these activities. This group includes websites/web portals and/or digital platforms for commercial (profit) purposes, such as applications used to facilitate and/or mediate electronic transaction services, such as marketplaces, digital advertising, and on-demand online services. This group excludes financial technology (Fintech), Fintech Peer-to-Peer (P2P) Lending, and Fintech payment services.

46.	Retail Trade of Computers and its Equipment

This group includes specialized in retail trade of various types of computers, equipment and its equipment.

47.	Retail Trade of Video Game Equipment and the Like

This group includes retail trade of video game equipment.

48.	Retail Trade of Office Machines

This group includes specialized retail trade of office machines other than computers, such as various typewriters, calculators, cash registers and the like.

49.	Retail Trade of Audio and Video Equipment in Stores

This group includes specialized retail trade in audio and video equipment, such as radios, televisions, video recorders, tape recorders, audio amplifiers, and cassette recorders. Includes stereo equipment, CD and DVD recorders and players.

50.	Other Unclassifiable Telecommunications Activities

This group includes other telecommunications operations not covered elsewhere. Included in this group are the sale of mobile phone credit, both mobile phone vouchers and electronic prepaid cards, and the sale of mobile phone starter packs.

51.	Telecommunications Service Resale Services

This group includes businesses providing telecommunications service resale services, such as telephone kiosks (wartel) that provide telephone, facsimile, telex, and telegraph services, internet access resale services such as Internet Cafes/Internet Cafes, and other telecommunications service resale services.

52.	Calibration/Metrology Services

This group includes calibration laboratory activities to check/test measuring instruments or calibration tools, and includes calibration laboratory activities that provide measuring instrument calibration services to other agencies/industries/organizations upon request, for example, calibration of pressure gauges, non-medical thermometers, scales, and so on. This activity also includes the calibration of radiation measuring instruments, such as survey meters, contamination meters, dosimeters, and other related measuring instruments, as well as the measurement of radiation output. This matter also includes the activities of a metrologist to check, test, and maintain measuring instruments, such as street scales, gas pump meters, and so on, to ensure the instrument is valid for the specified period.

53.	Private Film, Video, and Television Program Distribution Activities

This group includes the distribution of films, videotapes, DVDs, and similar productions for motion picture or feature film theatres, television networks, stations, and exhibition organizers managed by the private sector on a fee-based basis. This includes the acquisition of distribution rights for motion pictures, films, videotapes, and DVDs.

3.	In addition to the business activities referred to in paragraph (2), the Company may conduct business activities to optimize the utilization of its resources to:

a.	Provide payment transaction and money transfer services through telecommunications and information technology networks;

b.

Carry out other activities and businesses to optimize the Company's resources, including the utilization of fixed and movable assets, information system facilities, education and training facilities, and maintenance and repair facilities;

c.

Collaborate with other parties to optimize the information technology, communication, or technology resources owned by other parties in the information technology, communication, and technology industry, in line with and to achieve the Company's purposes and objectives.

d.	In connection with the provisions of letters a and b above, the Company's supporting business activities include, but are not limited to, the following business activities:

1.	General Printing Industry

This group includes the printing of newspapers, magazines and other periodicals such as tabloids, newspapers, journals, pamphlets, books, and brochures; music manuscripts; maps, atlases, posters; advertising catalogues, prospectuses and other printed advertisements; diaries, calendars, business forms, and other commercial printed materials; stationery or personal stationery; and other printed materials produced by printing presses, offset presses, photocopies, flexography, and related matters; duplicating machines, computer printers, embossed letters, and related matters, including high-speed printing machines; direct printing without any intermediate media onto textiles, plastic, glass, metal, wood, and ceramics, except for silkscreen printing on fabric and apparel; and printing on labels or identification marks (lithography, tombstone printing, flexography, and related matters). This also includes reprinting by computer, stencil machines, and related matters. These printed materials are usually copyrighted. The paper or cardboard label industry is included in the Paper and Paperboard Products Industry group.

2.	Residential Building Construction

This group includes the construction, maintenance, and/or reconstruction of buildings used for residential purposes, such as houses, temporary housing, flats, apartments, and condominiums. This matter includes the construction of residential buildings undertaken by real estate companies for the purpose of sale, as well as the alteration and renovation of residential buildings.

3.	Office Building Construction

This group includes the construction, maintenance, and/or reconstruction of buildings used for office purposes, such as offices and shophouses (rukan). This includes the construction of office buildings undertaken by real estate companies for the purpose of sale, as well as the alteration and renovation of office buildings.

4.	Other Building Construction

This group includes the construction, maintenance, and/or reconstruction of buildings for other uses, such as places of worship (mosques, catholic churches, christian churches, temples, monasteries, chinese temples), terminal/station buildings, railway halls, monumental buildings, state and central/regional government buildings, airport buildings, aircraft hangars, PKPPK (Airport Fire Department) buildings, historic buildings, prisons, meeting halls, warehouses, generator buildings, pump houses, depots, power houses, electrical substations, signal substations, tower buildings, storage buildings, including explosives storage, and others. This matter includes alterations and renovations to other buildings.

5.	Electrical Civil Construction

This group includes the construction, maintenance, and/or reconstruction of electrical civil structures, such as civil structures for generating, transmitting, distributing, and utilizing electricity, local and long-distance electrical pipelines, including the construction of substations, and the installation of electrical poles and towers.

6.	Civil Construction of Telecommunications Structures for Transportation Infrastructure

This group includes the construction, maintenance, and/or reconstruction of telecommunications facilities, marine navigation aids, air navigation telecommunications structures, railway signal and telecommunications structures, including towers/poles/pipes/antennas and similar structures.

7.	Other Unclassifiable Civil Construction

This group includes the construction, maintenance and repair of other civil structures, such as parking lots and other residential facilities (outside buildings). This group includes land subdivision and development (e.g., additional roads, public infrastructure, and so on). This group also includes the procurement and construction of microelectronics facilities and processing plants, such as those producing microprocessors, silicon chips and wafers, microcircuits, and semiconductors; the procurement and construction of textile and clothing processing plants; the procurement and construction of iron and steel processing plants; and/or the procurement and construction of other processing plants.

8.	Marine, River, and Air Navigation Construction Installation Services

This group includes the installation and maintenance of construction and equipment related to marine, river, and air navigation aids, maritime/aviation telecommunications, hydrography and meteorology, crossing routes, and pilotage, for the safety of shipping and aviation.

9.	Electronics Installation

This group includes the installation of electronics in residential and non-residential buildings, airport electronics, and information technology (including telecommunications and information technology systems), such as alarm systems, closed-circuit TV and sound systems, and commercial management systems (prepaid electricity vouchers). This matter also includes the installation of access control, scoring boards, and timing systems, perimeter pixel displays, master clocks and other electronic facilities.

10.	Plumbing Installation

This group includes clean water, wastewater, and drainage installation activities, including piping work in residential and non-residential buildings. This matter includes maintenance and repair of water pipe installations, clean water distribution pipes, Water Treatment Plant (WTP)/Reverse Osmosis (RO) installations, and wastewater pipes.

11.	Heating and Geothermal Installation

This group includes the installation and maintenance of heating and geothermal equipment in residential and non-residential buildings, electrical and non-electrical, including piping, ducting, and sheet metal; central heating control systems; connections to area heating systems, including domestic boilers and burners. This group includes thermal insulation work on pipes or tanks, installation of weatherproof thermal insulation on the exterior of walls, installation of thermal insulation (for hot and cold water pipes, steam boilers, and drains), fireproof insulation, and installation of fire protection systems.

12.	Mechanical Installations

This group includes the installation and maintenance of mechanical installations for transportation and lifting equipment in residential and non-residential buildings, as well as other civil structures, such as elevators, escalators, conveyors, travelators, gondolas, and automatic doors, including fire safety stair equipment.

13.	Other Unclassifiable Construction Installations

This group includes the installation of other building installations and the installation, maintenance, and repair of other civil construction installations. This includes the installation and maintenance of mining and manufacturing facilities such as loading and discharging stations, winding shafts, chemical plants, iron foundries, blast furnaces and coke ovens; the installation of processing systems and equipment for purifying seawater, brackish water, and freshwater into pure water in power plants.

14.	Interior Decoration

This group includes interior decoration work for the completion of residential and non-residential buildings, as well as other civil construction installations. Interior decoration work includes the application of interior plaster (coating) to buildings or other construction projects, including related lathing materials, the installation or assembly of doors (except automatic doors and revolving doors), window frames, windows, door and window frames made of wood or other materials, kitchen installations (kitchen sets), stairs and related matters, fences, furniture installations, interior finishes such as ceilings, wood wall coverings, removable partitions, and so on, tiling or installation in buildings or other construction projects of ceramics, concrete walls or floor tiles, parquet (flooring made of patterned boards) and wood flooring, linoleum and carpet flooring, including rubber or plastic, terrazzo, marble, granite, or other floor or wall coverings and wallpaper. This includes painting, installing glass, mirrors, and the installation of ornaments and other artistic interior decoration work on walls, columns, or ceilings made of metal, wood and other materials.

15.	Wholesale of Printing and Publishing Goods in Various Forms

This group includes wholesale trade of printing and publishing goods in various forms, such as books, magazines, newspapers, etc.

16.	Wholesale Trade of Laboratory Equipment, Pharmaceutical Equipment and Medical Devices for Humans

This group includes wholesale trade of laboratory equipment, pharmaceutical equipment and medical devices for human use.

17.	Wholesale Trade of Laboratory Equipment, Pharmaceutical Equipment and Medical Devices for Veterinary Use

This group includes wholesale trade of laboratory equipment, pharmaceutical equipment, and medical devices for veterinary use, including import, export, and distribution activities.

18.	Retail Trade of Laboratory Equipment, Pharmaceutical Equipment and Medical Devices for Humans

This group includes retail trade of laboratory equipment, pharmaceutical equipment, and medical devices for human use, including various types of glassware (test tubes, measuring cylinders, microscope slides, cuvettes, serum/infusion bottles); porcelain laboratory equipment (beakers, filter plates, mortars and pestles, crucibles); medical professional equipment and supplies (surgical instruments and equipment, dental instruments and equipment, electromedical equipment, thermometers, blood pressure monitors).

19.	Specialized Retail Trade of Pharmaceutical Goods and Drugs, Medical Devices, Perfumes and Other Cosmetics

This group includes other specialized retail trade businesses, such as pharmaceutical drug ingredients and traditional medicine raw materials (simplicia) for humans and animals; as well as laboratory equipment, pharmaceutical equipment, and healthcare equipment for animals; these include various types of glass laboratory equipment (test tubes, measuring cylinders, microscope slides, cuvettes, serum/infusion bottles); porcelain laboratory equipment (beakers, filter plates, mortars and pestles, and crucibles); veterinary professional equipment and supplies such as (surgical instruments and apparatus, dental instruments and apparatus, electromedical equipment, thermometers, blood pressure monitors, and others), animal healthcare equipment, and medical diagnostic equipment, among others.

20.	Audio Recording Activities

This group includes businesses producing original sound master recordings on vinyl records, tapes, Compact Discs (CDs), and related matters, as well as sound recording services in studios or other locations, including recorded radio programming (indirectly), audio for film, television, and other media. Publishing of film and video recordings includes the government-sponsored distribution of films, videos, and television programs, and the private sector-sponsored distribution of films, videos, and television programs. Publishing of computer software includes the software publishing group.

21.	Special Telecommunications Activities for Defence and Security Purposes

This group includes telecommunications services specifically used for national defence and security purposes.

22.	Music Publishing and Music Book Activities

This group includes music publishing activities, such as acquiring and registering copyrights for musical compositions, promoting, authorizing, and using compositions in recordings, radio, television, film, live performances, print media, and other media, and distributing sound recordings to wholesalers, retailers, or directly to the public. This includes the publishing of music books and sheet music.

23.	Other Monetary Intermediaries

This group includes accepting and/or closing deposits, and providing credit or loans. Credit assistance can take various forms, such as loans, secured loans, credit cards, and others. These activities are generally carried out by financial institutions other than central banks, such as financial intermediary services not classified elsewhere, such as loan sharks, credit unions, postal giro activities, and laku pandai (postal savings), specialized institutions authorized to provide credit for home purchases, as well as taking deposits and money order activities (money transfers).

24.	Payment Service Providers (PJP)

This group includes activities related to the provision of payment services to end users of Payment System (SP) services on the front end, including activities such as: displaying information on the source of funds; initiating transactions/acquiring (e-wallets, acquirers, and payment gateways); issuing payment instruments/accounts; and providing remittance/fund transfer services.

25.	Transportation Consulting Activities

This group includes transportation consulting activities, including providing insights, suggestions, preparing feasibility studies, planning, supervision, management, and research in the field of land, sea, and air transportation. This includes port security management.

26.	Industrial Management Consulting Activities

This group includes advisory, guidance, and assistance with business operations and organizational and management issues in industrial companies, such as strategic and organizational planning; financial decisions; marketing objectives and policies; human resource planning, practices, and policies; and production scheduling and control.

27.	Other Management Consulting Activities

This group includes the provision of advisory, guidance and operational assistance for business and other organizational and management issues, such as strategic and organizational planning; financial decisions; marketing objectives and policies; human resource planning, practices, and policies; production planning, scheduling, and control. The provision of these business services may include advisory, guidance, and operational assistance for various management functions, management consulting by agronomists and agricultural economists in agriculture and related fields, the design of accounting methods and procedures, cost accounting programs, budget control procedures, advice and assistance to businesses and public services in planning, organization, efficiency, and oversight, management information, and other matters. This group also includes infrastructure investment study services.

28.	Certification Services

This group includes the activities of product certification bodies, quality management systems, HACCP (Hazard Analysis and Critical Control Points), environmental management systems, food safety management systems, ecolabels, information security management systems, occupational health and safety management systems (OHSMS), organic food certification systems, sustainable forest management systems, validation and verification systems, including timber legality verification, and other services. Including conformity assessment activities of the quality management system of warehouse receipts, and green industry certification.

29.	Laboratory Testing Services

This group includes physical, chemical, biological, electrical mechanical and other analytical testing activities for all types of materials and products. These include testing activities in the food safety sector, including animal disease testing and control related to food production; acoustic and vibration testing; mineral composition and purity testing; testing of physical characteristics and material performance such as strength, thickness, durability, radioactivity; qualification and durability testing; performance testing of entire machines such as motorcycles, automobiles, and electronic equipment; telecommunications equipment testing; construction sector laboratory testing; and other failure analysis; testing and measurement of environmental indicators such as air and water pollution; testing using models or mock-ups of aircraft, ships, dams, and others. This group also includes police laboratory operations and conformity assessment of warehouse receipt system quality testing. Medical testing is included in another group.

30.	Technical Installation Inspection Services

This group includes activities related to inspecting installation designs and installation processes, such as electrical power installation inspections, technical installation inspections in the construction sector and other installations.

31.	Advertising

This group includes businesses providing various advertising services (either in-house or outsourced), including advisory services, creative services, advertising materials production, media planning and purchasing. Activities include creating and placing advertisements in newspapers, magazines, tabloids, radio, television the internet and other media; creating and placing field advertisements, such as bulletin boards, panels, posters and images, flyers, pamphlets, circulars, brochures, and frames, window advertising, showroom design, car and bus advertising, and so on; display media, namely selling space and time for various types of advertising media; aerial advertising, distribution or delivery of advertising materials or samples; providing advertising space on bulletin boards or billboards, and so on; creating booths and other display structures and venues; and leading marketing campaigns and other advertising services aimed at attracting and retaining customers, such as product promotions, point-of-sale marketing, direct mail advertising, and marketing consulting.

32.	Other Related and Unclassifiable Reservation Services

This group includes other travel services not included in the subcategories of tourism and tourist attraction information services and tourist attraction information services, such as providing other travel-related reservation services, such as transportation, hotels, restaurants, car rentals, entertainment and sports activities; providing timeshare exchange (accommodation) services; selling tickets for specific events such as theatre, sports and entertainment events, cultural and arts performances, as well as visits to tourist attractions and other recreational activities and related activities not included in other categories.

33.	Tourism Information Services

This group includes activities providing information about tourism objects and facilities, tourism services, transportation and other information needed by tourists. This matter includes the dissemination of information about tourism businesses or other information needed by tourists through print, electronic, or other communication media. This matter also includes providing information about reservation services, accommodation, restaurants, flights, land transportation, and sea transportation.

34.	Call Centre Activities

This group includes call centre service businesses, such as Inbound Call Centres (inbound calls), which answer customer calls by human operators, automated call distribution, telephone and computer integration, interactive voice response systems, or similar methods for receiving requests, providing information products related to customer assistance requests, or channelling customer complaints or grievances; Outbound Call Centres (outbound calls), which use similar methods to sell or market goods or services to potential customers, conduct market research or public opinion polls, and similar activities for customers.

35.	Other Unclassifiable Business Support Services

This group includes activities providing other business support services that cannot be classified elsewhere, such as court reporting services and stenotype and stenography services for the public, live television broadcasting services for meetings and conferences, bar code addressing services, bar code printing services, fee-based or contract-based fundraising organizations, mail sorting services, storage services, parking collection services using coin meters, independent auctions activities, loyalty program administration, and other supporting activities provided to businesses not classified elsewhere. This matter includes warehouse receipt system registration centre activities.

36.	Special Event Organization Services

This group includes the activities of special event organizers who organize and organize special events, either based on client requests to achieve desired objectives through organized events, or special events designed in-house, starting from the concept development process, planning, preparation, execution, and completion of the event series. Special event organization activities covered by this group include festivals, carnivals, sporting events, music events, cultural events, personal events, and similar events.

37.	Meeting, Incentive Travel, Conference, and Exhibition (MICE) Organization Services

This group includes the organization, promotion, and/or management of events, such as providing services for meetings of groups of people (states people, business people, intellectuals, and so on). This group also includes service businesses that plan, organize and organize incentive travel programs, as well as service businesses that plan and organize trade and business exhibitions, conventions, conferences, and meetings. These activities are also known as MICE (meeting, incentive, convention, and exhibition) services.

38.	Private Education Tutoring and Counselling

This group includes private education tutoring and counselling. Educational activities or courses included in this group include tutoring, health guidance, organizational guidance, ethics and social skills; business consulting, tax consulting, psychology and human resource development consulting, mega brain, super brain, power brain, mental arithmetic; playgroup guidance, preschool guidance, family guidance, child and elderly education, personality development, learning method development, human resource development, enhancing children's creativity, enhancing educator potential, PGTK (Training and Development Professional Development), abacus and preschool tutoring.

39.	Computer and Similar Equipment Repair

This group includes businesses providing repair and maintenance services for computers and related equipment, such as desktop computers, laptops, magnetic disk drives, flash drives and other storage media, optical disk drives (CD-RW, CD-ROM, DVD-ROM, DVD-RW), printers, monitors, keyboards, mouse, joysticks and trackballs, internal and external computer modems, computer terminals, computer servers, scanners including bar code scanners, smart card readers, virtual reality helmets, and computer projectors. This group also includes repair and maintenance services for computer terminals such as automatic teller machines (ATMs), point-of-sale (POS) terminals, non-mechanically operated terminals, and handheld computers (PDAs).

CAPITAL

Article 4

1.

The authorized capital of this Company is in the amount of IDR 19,500,000,000,000.00 (nineteen trillion five hundred billion rupiah), divided into 390,000,000,000 (three hundred ninety billion) shares, consisting of:

a.	1 (one) Series A Dwiwarna share with a nominal value of IDR 50.00 (fifty rupiah)

b.

389,999,999,999 (three hundred eighty-nine billion nine hundred ninety-nine million nine hundred ninety-nine thousand nine hundred ninety-nine) Series B shares, each with a nominal value of IDR 50.00 (fifty rupiah), or a total nominal value of IDR 19,499,999,999,950.00 (nineteen trillion four hundred ninety-nine billion nine hundred ninety-nine million nine hundred ninety-nine thousand nine hundred fifty rupiah).

2.

From the said capital, 25.40% (twenty five point four zero percent) shares, or 99,062,216,600 (ninety-nine billion sixty-two million two hundred sixteen thousand six hundred) shares, have been subscribed and fully paid up with a total nominal value of IDR 4,953,110,830,000.00 (four trillion nine hundred fifty three billion one hundred ten million eight hundred thirty thousand rupiah), consisting of:

a.	1 (one) Series A Dwiwarna share with a nominal value of IDR 50.00 (fifty rupiah); and

b.

99,062,216,599 (ninety-nine billion sixty-two million two hundred sixteen thousand five hundred ninety-nine) Series B shares, with a total nominal value of IDR 4,953,110,829,950.00 (four trillion nine hundred fifty three billion one hundred ten million eight hundred twenty-nine thousand nine hundred fifty rupiah);

3.

100% (one hundred percent) of the nominal value of each issued share mentioned above, or a total of IDR 4,953,110,829,950.00 (four trillion nine hundred fifty three billion one hundred ten million eight hundred twenty-nine thousand nine hundred and fifty rupiah), has been subscribed and fully paid by each of the Company's shareholders.

4.

With due observance to laws and regulations, including those in the capital market sector, a capital contribution may be made in cash or in other forms. Capital contributions in forms other than cash, whether tangible or intangible, shall meet the following requirements:

a.

the assets to be used as capital contributions shall be announced to the public at the time of the announcement of the General Meeting of Shareholders (hereinafter referred to as the "GMS") regarding such payment.

b.	the assets used as capital contributions shall be appraised by an Appraiser registered with the Financial Services Authority (hereinafter referred to as the "OJK") and shall not be pledged in any way;

c.	obtaining the approval of a GMS with a quorum as stipulated in Article 26 paragraph (1);

d.

if the assets used as capital contributions are in the form of shares of a Limited Liability Company conducting a Public Offering or a Public Company listed on the Stock Exchange, the price shall be determined based on fair market value;

e.

if the contribution originates from retained earnings, share premium, the Company's net profit, and/or equity elements, such retained earnings, share premium, the Company's net profit, and/or other equity elements shall be included in the latest Annual Financial Statements, which has been audited by an accountant registered with the OJK (Financial Services Authority), with an unqualified opinion;

f.	if the Company increases its capital without granting Pre-emptive Rights (hereinafter referred to as "HMETD"), approval shall be obtained from the GMS; and

g.

if the contribution of shares is in the form of a claim right to the Company that is compensated as a share payment, such claim right shall be included in the Company's latest financial report, which has been audited by an accountant.

5.

Shares still in reserve will be issued by the Board of Directors according to the Company's capital requirements at a time, in a manner, at a price and under conditions determined by a Board of Directors Meeting with the approval of the GMS, in accordance with the provisions contained in the articles of association, laws and regulations, and applicable provisions in the Indonesian capital market, conditional to such issuance is not at a price below par.

6.

Any increase in capital through the issuance of Equity Securities (Equity Securities are Securities that can be exchanged for Shares or Securities that contain the right to acquire Shares from the Company as the issuer) shall be carried out in accordance with the following provisions:

a.

any increase in capital through the issuance of Equity Securities made by subscription shall be done by granting HMETD to shareholders whose names are registered in the Company's shareholder register on the date determined by the GMS approving the issuance of the Equity Securities in an amount proportional to the number of shares registered in the Company's shareholder register in the name of each shareholder on that date, and the Company is required to announce information on plans to increase capital by granting HMETD to the shareholders in question, with due observance to the capital market regulations.

b.	Without prejudice to the applicable regulations in capital market sector, the issuance of equity Securities without granting HMETD to shareholders may be conducted in the following share issuance:

b.1.	to Company’s employees;

b.2.	to holders of bonds or other securities convertible into shares, which have been issued with the approval of the GMS;

b.3.	conducted in the context of reorganization and/or restructuring approved by the GMS;

b.4.	specifically to the Republic of Indonesia as the holder of the Series A Dwiwarna Shares.

b.5.	for the purpose of improving the financial position;

b.6.	for purposes other than improving the financial position; and/or

b.7.

issuance of bonus shares representing Share Dividend resulting from Retained Earnings capitalized into capital; and/or not a Share Dividend resulting from share premium or other equity elements capitalized into capital.

c.	HMETD may be transferred and traded within the timeframe stipulated in the laws and regulations and provisions applicable to the capital markets in Indonesia.

d.

equity securities to be issued by the Company and not subscribed by HMETD holders shall be allocated to all shareholders who subscribe for additional equity Securities, provided that if the number of Equity Securities subscribed exceeds the number of Equity Securities to be issued, the unsubscribed Equity Securities shall be allocated in proportion to the number of HMETD exercised by each shareholder who subscribes for additional Equity Securities.

e.

If there are remaining Equity Securities not subscribed by shareholders as referred to in paragraph (6) point d of this article, if there is a standby buyer, the Equity Securities shall be allocated to a specific Party acting as the standby buyer at the same price and under the same conditions.

f.

The issuance of shares in the portfolio for holders of Equity Securities that can be exchanged for shares or Equity Securities containing the right to acquire shares may be carried out by the Board of Directors based on the Company's previous GMS, which approved the issuance of such Equity Securities.

g.

The increase in paid-up capital becomes effective upon payment, and the shares issued have the same rights as shares of the same classification issued by the Company, without prejudice to the Company's obligation to notify the Minister (Minister means the minister whose duties and responsibilities are in the legal field or his/her successor).

7.

Increase in the Company's authorized capital may only be made based on a resolution of the GMS. Amendments to the Articles of Association for changes in authorized capital shall be approved by the Minister, provided that:

a.	an increase in authorized capital resulting in the issued and paid-up capital becoming less than 25% (twenty-five percent) of the authorized capital may be made provided that:

a.1.	the GMS has obtained approval to increase the authorized capital;

a.2.	the Minister has obtained approval;

a.3.	an increase in issued and paid-up capital to a minimum of 25% (twenty-five percent) shall be made within a maximum of 6 (six) months after the Minister's approval.

a.4.

if the increase in paid-up capital as referred to in Article 4 paragraph (7) point a.3 is not fully met, the Company shall amend its Articles of Association so that the authorized and paid-up capital comply with the Company Law, within 2 (two) months after the period referred to in Article 4 paragraph (7) point a.3 is not met;

a.5.	the approval of the GMS as referred to in Article 4 paragraph (7) point a.1 also includes approval to amend the Articles of Association as referred to in Article 4 paragraph (7) point b.

b.

amendments to the Articles of Association in order to increase the authorized capital become effective after the capital payment has occurred resulting in the amount of paid-up capital becoming at least 25% (twenty-five percent) of the authorized capital and having the same rights as other shares issued by the Company with due regard to the provisions in these Articles of Association, without reducing the Company's obligation to arrange for approval of the amendments to the Articles of Association from the Minister regarding the implementation of the increase in paid-up capital.

8.

Any increase in capital through the issuance of Equity Securities may deviate from the provisions above, if the laws and regulations, especially laws and regulations in the field of capital markets and regulations of the Stock Exchange in the place where the Company's shares are listed may determine otherwise.

9.	The GMS as referred to in this article shall be attended by the Series A Dwiwarna shareholders, and the resolutions of the GMS shall be approved by the Series A Dwiwarna shareholders.

CAPITAL

ARTICLE 5

1.	The Company's shares are registered shares issued in the name of their owner as registered in the Shareholders Register, consisting of:

a.	Series A Dwiwarna shares, which may only be owned by the Republic of Indonesia; and

b.	Series B shares, which may be owned by Badan Pengelola Investasi Daya Anagata Nusantara (hereinafter referred to as "BPI Danantara")/Operational Holding and/or the Public.

2.

In the Articles of Association, "shares" are defined as Series A Dwiwarna shares and Series B shares; "shareholders" are defined as Series A Dwiwarna shareholders and Series B shareholders, unless expressly stated otherwise.

3.	The Company recognizes only one person or legal entity as authorized to exercise the rights granted by law over shares.

4.a.Unless otherwise stipulated in the Articles of Association, holders of Series A Dwiwarna shares and Series B shareholders have equal rights, and each 1 (one) share confers 1 (one) vote.

b.

According to these Articles of Association, Series A Dwiwarna shares are shares exclusively owned by the Republic of Indonesia, granting their holders special rights as holders of Series A Dwiwarna shares.

c.	The rights of Series A Dwiwarna shareholders are:

c.1.	Right to approve at the GMS:

c.1.1	approval of amendments to the Articles of Association;

c.1.2	approval of changes to capital;

c.1.3	approval of the appointment and dismissal of members of the Board of Directors and Board of Commissioners with the approval of the President;

c.1.4	approval of mergers, amalgamations, acquisitions, separations, and dissolution of the Company;

c.1.5	approval of remuneration for members of the Board of Directors and Board of Commissioners;

c.1.6	approval of the use of profits;

c.2	Right to propose candidates for members of the Board of Directors and Board of Commissioners;

c.3	Right to propose agenda items for the GMS;

c.4	Right to request and access Company data and documents;

with the mechanism for exercising these rights in accordance with the provisions of the Articles of Association and laws and regulations.

d.

Except for the privileges referred to in paragraph (4) letter c of this Article, and in other sections of these Articles of Association, Series B Shareholders have the same rights, subject to Article 26 of the Articles of Association.

5.

If a share is transferred due to inheritance or for other reasons and becomes the property of more than 1 (one) person, those who jointly own it are required to appoint one of them, and that person appointed will be recorded as their joint representative in the Shareholders Register, who has the right to exercise the rights granted by law to the share.

6.

If the joint owners fail to notify the Company in writing of the appointment of the joint representative, the Company will treat the shareholder whose name is registered in the Shareholders Register as the sole legal holder of the share or shares.

7.	Every shareholder, based on law, shall comply with the Company's Articles of Association and all resolutions validly adopted at the GMS, as well as the prevailing laws and regulations.

8.	All Company’s shares listed on the Stock Exchange are subject to capital market laws and regulations and the Stock Exchange Regulations in the location where the Company's shares are listed.

SHARE CERTIFICATE

ARTICLE 6

1.	Proof of Share Ownership is as follows:

a.

If the Company's shares are not in Collective Custody at Lembaga Penyelesaian dan Penyimpanan (Depository and Settlement Institution), the Company is required to provide proof of share ownership in the form of a share certificate or collective share certificate to its shareholders, in accordance with capital market regulations;

b.

If the Company's shares are in Collective Custody at the Depository and Settlement Institution, the Company is required to issue a certificate or written confirmation to the Depository and Settlement Institution as proof of registration in the Company's shareholders register.

2.

The Company issues share certificates in the names of their owners registered in the Company's Shareholders Register, in accordance with capital market laws and regulations and the provisions applicable to the Stock Exchange where the Company's shares are listed.

3.	The Company may issue a collective share certificate as evidence of ownership of 2 (two) or more shares by one shareholder.

4.	At least the following information shall be stated on the share certificate:

a.	name and address of the shareholder;

b.	serial number of the share certificate;

c.	date of issuance of the share certificate; and

d.	nominal value of share.

5.	At least the following information shall be stated on the collective share certificate:

a.	name and address of the shareholder;

b.	serial number of the collective share certificate;

c.	date of issuance of the collective share certificate;

d.	nominal value of the shares of the collective share certificate; and

e.	amount and number of shares of the collective share certificate;

6.

Each share certificate and/or collective share certificate and/or convertible bond and/or warrant and/or other securities that can be converted into shares shall contain the signature of the President Director together with the President Commissioner, or if the President Commissioner is unable to do so, which does not need to be proven to a third party, then by the President Director together with one member of the Board of Commissioners, or if the President Director and the President Commissioner are unable to do so, which does not need to be proven to a third party, then by one of the Directors together with one member of the Board of Commissioners, the signatures can be printed directly on the share certificate and/or collective share certificate and/or convertible bond and/or warrant and/or other securities that can be converted into shares, in accordance with the laws and regulations in the capital market sector and the regulations of the Stock Exchange where the Company's shares are listed.

7.	In the event that the Company does not issue a share certificate, the share ownership can be proven by a share ownership certificate issued by the Company.

8.	All share certificates and/or collective share certificates issued by the Company can be pledged in accordance with the laws and regulations in the capital market sector and the Company Law.

REPLACEMENT OF SHARE CERTIFICATE

ARTICLE 7

1.	If the share certificate is damaged, a replacement share certificate may be made if:

1)	the party submitting the written request for a replacement share certificate is the owner of the share certificate;

2)	the Company has received the damaged share certificate; and

3)	the original of the damaged share certificate shall be returned and can be exchanged for a new share certificate with the same number as the original share certificate.

2.	The Company shall destroy the original damaged share certificate after issuing a replacement share certificate.

3.	If the share certificate is lost, then a replacement share certificate may be made if:

a.	the party submitting the request for a replacement share certificate is the owner of the share certificate;

b.	the Company has received a reporting document from the Indonesian National Police regarding the loss of the share certificate;

c.	the party submitting the request for a replacement share certificate provides a guarantee deemed sufficient by the Company's Board of Directors; and

d.

the plan to issue a replacement share certificate for the lost share certificate has been announced on the Stock Exchange where the Company's shares are listed at least 14 (fourteen) days prior to the issuance of the replacement share certificate.

4.	Upon the replacement share certificate is issued, the original share certificate shall be rendered invalid to the Company.

5.	All expenses incurred for the issuance of the duplicate share certificate shall be borne by the concerned Shareholder.

6.	The above provisions regarding the issuance of replacement share certificates also applicable to the issuance of replacement collective share certificates or Equity Securities.

COLLECTIVE CUSTODY

ARTICLE 8

1.	Shares held in Collective Custody are subject to the provisions of this article, namely:

a.	shares held in Collective Custody at the Depository and Settlement Institution shall be recorded in the Company's Shareholders Register on behalf of the Depository and Settlement Institution;

b.

shares held in Collective Custody at a Custodian Bank or Securities Company recorded in a Securities account at the Depository and Settlement Institution are recorded in the name of the Custodian Bank or Securities Company for the benefit of the account holder at the Custodian Bank or Securities Company;

c.

if the shares held in Collective Custody at the Custodian Bank are part of a Mutual Fund Securities Portfolio in the form of a collective investment contract and are not included in Collective Custody at the Depository and Settlement Institution, the Company will register such shares in the Company's Shareholders Register in the name of the Custodian Bank for the benefit of the Participation Unit holders of the Mutual Fund in the form of a collective investment contract;

d.

the Company is required to issue a certificate or confirmation to the Depository and Settlement Institution as referred to in point a of this paragraph or the Custodian Bank as referred to in point c of this paragraph as proof of registration in the Company's Shareholders Register;

e.

the Company is required to transfer shares in Collective Custody registered in the name of the Depository and Settlement Institution or Custodian Bank for Mutual Funds in the form of collective investment contracts in the Company's Shareholders Register to the name of the Party designated by the Depository and Settlement Institution or Custodian Bank;

f.	the Depository and Settlement Institution or Custodian Bank submits the transfer request to the Company or the Biro Administrasi Efek (Securities Administration Bureau) designated by the Company;

g.	the Depository and Settlement Institution, Custodian Bank, or Securities Company is required to issue a confirmation to the account holder as proof of registration in the Securities account;

h.	in the Collective Custody, all shares of the same type and classification issued by the Company are equivalent and interchangeable;

i.

the Company is obliged to refuse to register shares in the Collective Custody if the share certificate is lost or destroyed, unless the Party requesting the transfer can provide sufficient evidence and/or guarantee that the Party is the true shareholder and that the share certificate is factually lost or destroyed;

j.	the Company is obliged to refuse to register shares in the Collective Custody if the shares are pledged, placed in confiscation based on a court order, or seized for criminal proceedings;

k.

the Equity Securities account holders whose Securities are registered in the Collective Custody are entitled to attend and/or vote at the GMS in accordance with the number of shares they own in the account.

l.

the Custodian Banks and Securities Companies are obliged to submit a list of Securities accounts and the number of Company shares owned by each account holder at the Custodian Bank and Securities Company to the Depository and Settlement Institution, to be submitted to the Company no later than 1 (one) business day prior to the GMS Notice;

m.

the Investment Manager has the right to attend and vote at the GMS for the Company's shares included in Collective Custody at the Custodian Bank, which are part of the Mutual Fund Securities portfolio in the form of a collective investment contract and are not included in Collective Custody at the Depository and Settlement Institution, provided that the Custodian Bank shall submit the name of the Investment Manager no later than 1 (one) business day prior to the notice of the GMS;

n.

the Company is required to submit dividends, bonus shares or other rights related to share ownership to the Depository and Settlement Institution for shares in Collective Custody at the Depository and Settlement Institution, and the Depository and Settlement Institution shall subsequently submit dividends, bonus shares, or other rights to the Custodian Bank and to the Securities Company for the benefit of each account holder at the Custodian Bank and the Securities Company;

o.

the Company is required to submit dividends, bonus shares, or other rights related to share ownership to the Custodian Bank for shares in Collective Custody at the Custodian Bank that are part of the Mutual Fund Securities Portfolio in the form of a collective investment contract and are not included in Collective Custody at the Depository and Settlement Institution;

p.

the deadline for determining Securities account holders entitled to receive dividends, bonus shares, or other rights related to share ownership in Collective Custody is determined by the GMS, with the provision that the Custodian Bank and Securities Company are required to submit a list of Securities account holders along with the number of Company shares owned by each of Securities account holders to the Depository and Settlement Institution no later than the date that serves as the basis for determining the shareholders entitled to receive dividends, bonus shares, or other rights, to be subsequently submitted to the Company no later than 1 (one) business day after the date that serves as the basis for determining the shareholders who are entitled.

2.	Provisions regarding Collective Custody are subject to laws and regulations in the capital market sector and the provisions of the Stock Exchange where the Company's shares are listed.

SHAREHOLDERS REGISTER AND SPECIAL REGISTER

ARTICLE 9

1.	The Board of Directors shall maintain and keep a Shareholders Register and a Special Register, and shall make them available at the domicile of the Company.

2.	The Shareholders Register shall record at least:

a.	name and address of the shareholders;

b.	amount, serial number, and date of acquisition of the shares owned by the shareholders;

c.	amount paid for each share;

d.	name and address of the individual or legal entity that has a lien or fiduciary security over shares and the date of acquisition of the lien or the date of registration of said fiduciary security;

e.	information regarding share payments in a form other than cash; and

f.	other information deemed necessary by the Board of Directors.

3.

The Special Register shall record information regarding share ownership and/or changes in share ownership of members of the Board of Directors and Board of Commissioners and their families in the Company and/or other companies, as well as the date the shares were acquired.

4.

Shareholders shall notify the Board of Directors of any change of residence by letter accompanied by a receipt. As long as the notification is made, all summons and notifications to shareholders are valid if addressed to the shareholder's address most recently recorded in the Shareholders Register.

5.	The Board of Directors is obliged to properly store and maintain the Shareholders Register and the Special Register.

6.	Each shareholder has the right to view the Shareholders Register and the Special Register at the Company's office or at the office of the Registrar designated by the Company during business hours.

7.	The Board of Directors may appoint and authorize the Registrar to register shares in the Shareholders Register and the Special Register.

8.

Every registration or entry in the Shareholders Register, including the recording of a sale, transfer, lien, pledge, or fiduciary securities, regarding the Company's shares or rights or interests in shares, shall be conducted in accordance with these Articles of Association and the laws and regulations applicable to the capital market in Indonesia.

9.

The provisions of this article apply to the extent not regulated otherwise by the laws and regulations applicable to the capital market in Indonesia and the provisions of the Stock Exchange where the Company's shares are listed.

10.

In the event of a sale, transfer, collateral in the form of a pledge, fiduciary securities, or anything related to the Company's shares or cession in relation to rights or interests in shares, the interested party shall report in writing to the Board of Directors or a party appointed by the Board of Directors to be recorded and registered in the Register of Shareholders, in accordance with these Articles of Association in accordance with the laws and regulations in the capital market sector and the regulations of the Indonesia Stock Exchange where the Company's shares are listed.

TRANSFERS OF RIGHTS OVER SHARES

ARTICLE 10

1.

In the event of a change in ownership of a share, the original owner registered in the Shareholders Register shall be deemed to remain the owner of the share until the name of the new owner is registered in the Shareholders Register, subject to the provisions of laws and regulations in the capital market sector, as well as the provisions of the Stock Exchange where the Company's shares are listed.

2. a. Unless otherwise stipulated in the laws and regulations applicable in the capital market sector in Indonesia and the Company's Articles of Association, the transfer of rights to shares shall be evidenced by a document signed by or on behalf of the Party transferring the rights and by or on behalf of the Party receiving the transfer of rights to the shares in question. The document for the transfer of rights to shares shall be in the form determined or approved by the Board of Directors.

b.

The transfer of rights to shares included in Collective Custody is carried out by transfer from one Securities account to another Securities account at a Depository and Settlement Institution, Custodian Bank, or Securities Company. Documents for the transfer of rights to shares shall be in the form specified and/or acceptable to the Board of Directors, provided that documents for the transfer of rights to shares listed on the Stock Exchange shall comply with the regulations applicable to the Stock Exchange where the shares are listed, in accordance with the laws and regulations applicable to the place where the Company's shares are listed.

3.

The Board of Directors may refuse, with a reason, to register the transfer of rights to shares in the Company's Shareholders Register, if the procedures required in these Articles of Association are not fulfilled or if one of the conditions in the permit granted to the Company or other matters required by the authorized party is not fulfilled.

4.

If the Board of Directors refuses to register the transfer of rights to shares, the Board of Directors shall send a notification of the refusal to the party intending to transfer their rights no later than 30 (thirty) days after the date the application for registration is received by the Board of Directors, in accordance with the laws and regulations in the capital market sector and the regulations of the Stock Exchange where the Company's shares are listed.

5.

Regarding the Company's shares listed on the Stock Exchange where the Company's shares are listed, any refusal to register a transfer of rights shall comply with the regulations of the Stock Exchange where the Company's shares are listed.

6.

Any person who acquires rights to a share due to the death of a shareholder or for any other reason resulting in the transfer of ownership of a share by law may submit proof of such rights, as required by the Board of Directors, by submitting a written application to be registered as a shareholder of such shares. Registration may only be made if the Board of Directors is satisfied with the evidence of such rights and without prejudice to the provisions of these Articles of Association.

7.

All restrictions, prohibitions and provisions in these Articles of Association governing the right to transfer rights to shares and the registration of transfers of rights to shares shall also apply to any transfer of rights pursuant to paragraph (6) of this article.

8.

The Shareholders as referred to in Article 21 paragraph (6) letter a, points i and ii, shall not transfer ownership of their shares for a period of at least 6 (six) months from the announcement of the GMS by the Board of Directors or the Board of Commissioners or from the date of the determination by the Head of the District Court.

9.

The form and procedures for transferring rights to shares traded on the Stock Exchange shall comply with the laws and regulations in the capital market sector and Stock Exchange provisions, except for rights to Series A Dwiwarna shares which cannot be transferred to anyone.

BOARD OF DIRECTORS

ARTICLE 11

1.

The Company shall be managed and led by a Board of Directors, the number of which is adjusted to the Company's needs, consisting of at least 2 (two) members, one of whom is appointed as President Director, and if necessary, one of whom may be appointed as Vice President Director.

2.	The requirements for members of the Board of Directors shall comply with the following provisions:

a.	Law on State Owned Enterprises (hereinafter abbreviated as "SOE Law");

b.	Company Law;

c.	laws and regulations in the capital market sector; and

d.	laws and regulations applicable to the Company relating to the Company's business activities.

3.	Individuals who meet the requirements as stipulated in the provisions may be appointed as members of the Company's Board of Directors.

4.	The requirements referred to in paragraph (3), including the requirements stipulated in Article 15A paragraph (3) of the SOE Law.

5.

Fulfilment of the requirements referred to in paragraphs (2) and (3) of this article shall be stated in a statement letter signed by the prospective member of the Board of Directors, which shall be submitted to the Company. The Company shall review and document this statement letter.

6.	Members of the Board of Directors are appointed and dismissed by a GMS, which shall be attended by the Series A Dwiwarna Shareholders. The meeting's resolutions shall be approved by the Series A Dwiwarna Shareholders with due observance to the provisions of these Articles of Association. The Board of Directors is appointed by a GMS from candidates nominated by the Series A Dwiwarna Shareholders, whose nominations are binding on the GMS. This provision also applies to GMS held to revoke or confirm the resolution to temporarily dismiss members of the Board of Directors.

7.

The GMS resolution regarding the appointment and dismissal of members of the Board of Directors also stipulates the effective date of such appointment and dismissal. If the GMS does not stipulate such date, the appointment and dismissal of members of the Board of Directors shall be effective from the closing of the GMS.

8.a.Members of the Board of Directors are appointed for a term commencing from the closing of the GMS or a date determined by the GMS who appointed them and no later than the closing of the 5th (fifth) Annual GMS following the date of their appointment, without prejudice to the right of the GMS to dismiss members of the Board of Directors at any time before the end of their term of office.

b.	Such dismissal shall be effective as of the closing of the GMS, unless otherwise determined by the GMS.

c.

Members of the Company's Board of Directors whose term of office has expired may be reappointed by the GMS with an accumulated term of office extending no further than the closing of the 10th (tenth) Annual GMS.

9.	The GMS may dismiss members of the Board of Directors at any time by stating the reasons.

10.	The grounds for dismissing a member of the Board of Directors as referred to in paragraph (9) of this article shall be based on the following facts:

a.	Unable to fulfil their obligations as agreed in the management contract;

b.	Unable to perform their duties properly;

c.	Failing to implement provisions of laws and/or regulations and/or the Articles of Association;

d.	Involved in actions detrimental to the Company;

e.	Committing actions that violate ethics and/or propriety;

f.	Having been named a suspect and/or defendant by law enforcement officials;

g.	Being found guilty by a legally binding Court decision;

h.	Resigns; or

i.	Other reasons deemed appropriate by the GMS for the benefit of the Company's interests and objectives.

11.

The resolution to dismiss as referred to in paragraph (10) of this article shall be adopted after the person concerned has been given the opportunity to defend themselves, except for paragraph (10) letters f, g and h.

12.	Dismissal for the reasons as contemplated in paragraph (10) points d and g of this article constitutes dishonourable dismissal.

13.

In the event that a member of the Board of Directors is related by blood or marriage in a direct and/or lateral line up to the second degree to the Company's Board of Directors and Board of Commissioners, the GMS shall have the authority to dismiss any of them.

14.

Members of the Board of Directors may be paid a salary along with facilities and/or other benefits, including post-employment insurance, the amount of which shall be determined by the GMS, and this authority may be delegated to the Board of Commissioners.

15.	If, for any reason, one or more positions on the Company's Board of Directors are vacant:

a.	The Board of Commissioners shall appoint another member of the Board of Directors to carry out the duties of the vacant member of the Board of Directors with the same powers and authorities.

b.

in accordance with the provisions, a GMS shall be held to fill the vacant position if it results in the number of Board of Directors being less than 2 (two), one of whom is the President Director, or the vacant position is the President Director or another director as required by the provisions.

c.	The GMS as contemplated in letter b shall be held no later than 90 (ninety) calendar days after the vacancy occurs as referred to in letter b.

16.a.If, for any reason, all positions on the Company's Board of Directors are vacant, a GMS shall be held to fill the vacant positions within 90 (ninety) calendar days after the vacancy occurs.

b.

While the positions are vacant and the GMS has not filled the vacant positions within the Board of Directors as contemplated in letter a, the Company shall be temporarily managed by the Board of Commissioners, with the same powers and authorities.

17.a.A member of the Board of Directors may resign from his/her position before the end of his/her term of office. If a member of the Board of Directors resigns, the relevant member of the Board of Directors shall submit a written resignation letter stating his/her intention to do so to the Company.

b.	The Company shall hold a GMS to decide on the resignation request of the member of the Board of Directors no later than 90 (ninety) calendar days after receiving the resignation letter.

c.	The Company is required to disclose information to the public and submit it to the Financial Services Authority (OJK) no later than 2 (two) business days after:

i.	Receipt of the resignation request of the Board of Directors as contemplated in point a of this paragraph; and

ii.	The results of the GMS as referred to in point b of this paragraph.

d.

Before the resignation becomes effective, the relevant member of the Board of Directors remains obligated to complete his/her duties and responsibilities in accordance with the Articles of Association and laws and regulations.

e.	A resigning member of the Board of Directors shall only be released from his/her responsibilities after receiving a release from responsibility from the Annual GMS.

18.	Members of the Board of Directors are prohibited from holding concurrent positions as:

a.

Members of the Board of Directors, Board of Commissioners, or Supervisory Board of another State Owned Enterprise (SOE), SOE Subsidiaries its subsidiaries, Regionally Owned Enterprises (hereinafter referred to as "ROE"), and Privately Owned Enterprises;

b.	Structural and functional positions in central and/or regional government agencies/institutions;

c.	Political party administrators and/or legislative candidates/members and/or candidates for Regional Head/Vice Regional Head, and/or Regional Head/Vice Regional Head;

d.	Other positions that may give rise to a conflict of interest; and/or

e.	Other positions in accordance with statutory provisions.

19.

If a person holds a position prohibited from being held concurrently with the position of a member of the Company's Board of Directors as referred to in paragraph (18), the person concerned shall resign from that position no later than 30 (thirty) working days after assuming the concurrent position in the Company, unless, based on statutory provisions, the position of the Director concerned is terminated by law upon the appointment of the person concerned to a new, prohibited position.

20.

A member of the Board of Directors who does not resign from his/her previous position as referred to in paragraph (19) shall be deemed to have submitted his/her resignation after the 30 (thirty) working days as referred to in paragraph (19).

21.

For concurrent positions held by the Board of Directors not covered by the provisions of paragraph (18) of this article, approval from the Board of Commissioners Meeting is required, unless otherwise stipulated by applicable laws and regulations, particularly provisions in the capital market sector.

22.	A member of the Board of Directors' position shall cease if:

a.	Death or permanent incapacity;

b.	End of term of office;

c.	Dismissal before the end of term of office due to no longer meeting the requirements as a member of the Company's Board of Directors as referred to in paragraph (3) of this Article;

d.	Dismissal by the GMS; or

e.	The resignation has become effective, as referred to in paragraph (17) letter b of this Article.

23.

Members of the Board of Directors who resign before or after the end of their term of office, except due to death, are required to submit an accountability report for actions for which the GMS has not yet accepted their accountability report.

24.

Members of the Board of Directors may be temporarily suspended by the Board of Commissioners at any time if they act in violation of these Articles of Association or if there are indications of causing losses to the Company or neglecting their obligations, or if there are urgent reasons for the Company, with due observance of the following provisions:

a.	Such temporary suspension shall be notified in writing to the relevant Director, along with the reasons for such action, with a copy to the Board of Directors;

b.	The notification as contemplated in letter a of this paragraph shall be submitted no later than 2 (two) calendar days after the temporary suspension is determined;

c.

A member of the Board of Directors who is temporarily suspended is not authorized to manage the Company or represent the Company in the interests of the Company in accordance with the Company's purposes and objectives, both inside and outside the court;

d.	Within a maximum of 90 (ninety) calendar days after the temporary suspension, the Board of Commissioners shall hold a GMS to revoke or confirm the resolution on the temporary suspension;

e.	If the GMS period as referred to in letter d has elapsed or the GMS is unable to make a resolution, the temporary suspension is void;

f.	The limitation of authority in letter c shall be applicable from the date of the temporary suspension resolution by the Board of Commissioners until:

1)	There is a GMS resolution confirming or cancelling the temporary suspension as contemplated in point d; or

2)	The period as contemplated in letter d has elapsed.

g.	In the GMS as contemplated in letter d, the relevant member of the Board of Directors shall be given the opportunity to defend themselves;

h.	The temporary suspension cannot be extended or re-established for the same reasons, if the temporary suspension is declared void as referred to in letter e;

i.	If the GMS cancels the temporary suspension or the circumstances as referred to in letter e arise, the relevant member of the Board of Directors shall be obliged to resume his/her duties as intended;

j.	If the GMS confirms the resolution to suspend the temporary dismissal, the relevant member of the Board of Directors shall be permanently dismissed;

k.

If the temporarily suspended member of the Board of Directors fails to attend the GMS after being summoned in writing, the temporarily suspended member of the Board of Directors shall be deemed not to have exercised his or her right to defend himself or herself at the GMS and to have accepted the GMS resolution.

l.	The Company is required to disclose information to the public and submit it to the OJK (Financial Services Authority) regarding:

1)	The resolution to suspend the temporary dismissal; and

2)

The results of the GMS to revoke or confirm the resolution to suspend the temporary dismissal as contemplated in letter d or information regarding the cancellation of the temporary dismissal by the Board of Commissioners due to the failure to hold a GMS until the expiration of the period referred to in letter e, no later than 2 (two) business days after the event occurs.

DUTIES, AUTHORITIES AND OBLIGATIONS OF THE BOARD OF DIRECTORS

ARTICLE 12

1.

The Board of Directors is responsible for carrying out all actions related to and responsible for the management of the Company for the benefit of the Company in accordance with the Company's purposes and objectives, and representing the Company both inside and outside the court regarding all Company matters and all events, subject to limitations as stipulated in laws and regulations, the Articles of Association and/or GMS Resolutions.

2.	In carrying out the duties referred to in paragraph (1) of this article, the following shall apply:

a.	The Board of Directors has the following rights and authorities:

1)	Establishing company management policies, with due observance to the applicable provisions.

2)	Establishing policies for synergy between the Company and the Series B Majority Shareholders, guided by the policies established by the Series B Shareholder.

3)

Arranging the transfer of the Board of Directors' authority to represent the Company inside and outside the court to one or more persons specifically appointed for that purpose, including Company employees, either individually or jointly, and/or other entities.

4)

Regulate provisions regarding the Company's employees, including determining wages, pensions, old-age security, and other income for the Company's employees in accordance with applicable laws and regulations.

5)	Appoint and dismiss the Company's employees in accordance with the Company's labour regulations and laws and regulations.

6)	Appoint and dismiss a Corporate Secretary and/or Head of the Internal Audit Unit with the approval of the Board of Commissioners after first obtaining approval from the Series B Majority Shareholders.

7)

Write off the Company's Fixed Assets and/or other Assets in accordance with the provisions stipulated in these Articles of Association, which will then be reported to the Board of Commissioners and subsequently reported and accounted for in the Annual Report.

8)

The Board of Directors, as shareholders and/or majority shareholders of each subsidiary, has the authority to exercise authority over the subsidiary in accordance with its position as shareholder of the subsidiary, as stipulated in the subsidiary's Articles of Association.

9)

Carry out all other actions and deeds concerning the management and ownership of the Company's assets, bind the Company with other parties and/or other parties with the Company, and represent the Company both inside and outside the court regarding all matters and events, with limitations as stipulated in laws and regulations, the Articles of Association, and/or GMS Resolutions.

b.	The Board of Directors is obliged to:

1)	Procure and ensure the implementation of the Company's business and activities in accordance with its purposes and objectives and business activities;

2)	Prepare in a timely manner the Long-Term Plan, the annual Company Work Plan and Budget, and other work plans, as well as amendments thereto in accordance with the laws and regulations;

3)	Prepare a Shareholders Register, a Special Register, Minutes of Meeting of the GMS, and Minutes of Meting of the Board of Directors Meetings;

4)

Prepare an Annual Report that includes, among other things, Financial Statements as a manifestation of the Company's management accountability, as well as the Company's financial documents as referred to in the Law on Company Documents;

5)	Prepare the Financial Statement referred to in point 4 above based on Financial Accounting Standards and submit it to a Public Accountant for audit;

6)	Submit the Annual Report, after being reviewed by the Board of Commissioners, to the GMS for approval and ratification no later than 5 (five) months after the end of the Company's financial year;

7)	Provide an explanation to the GMS regarding the Annual Report;

8)	Submit the Balance Sheet and Profit and Loss Statement, approved by the GMS, to the Minister in charge of legal affairs in accordance with the laws and regulation;

9)	Submit a report on the implementation of write-offs and debt waiver in accordance with the laws and regulation;

10)	Prepare other reports required by the laws and regulation;

11)

Maintain the Shareholders Register, Special Register, Minutes of GMS, Minutes of Meeting of the Board of Commissioners, Minutes of Meeting of the Board of Directors, Annual Report, the Company's financial documents as contemplated in points 4 and 5, and other Company documents;

12)

Maintain at the Company's domicile the following: Shareholders Register, Special Register, Minutes of GMS, Minutes of Meeting of the Board of Commissioners, Minutes of Meeting of the Board of Directors, Annual Report, and other Company documents;

13)	Procure and maintain the Company's bookkeeping and administration in accordance with applicable Company practices;

14)	Establish an accounting system in accordance with Financial Accounting Standards and based on internal control principles, particularly the management, recording, storage, and supervision functions;

15)

Provide periodic reports in a manner and timeframe consistent with applicable laws and regulations, as well as other reports whenever requested by the Board of Commissioners and/or Series A Dwiwarna Shareholders and/or Series B Majority Shareholders with due observance to the applicable laws and regulations in the capital market sector;

16)	Prepare the Company's organizational structure, complete with its details and duties;

17)

Provide explanations on all matters asked or requested by members of the Board of Commissioners, the holder of the Dwiwarna Series A share, and the Series B Majority Shareholders, with due observance to the applicable laws and regulations, particularly those in the capital market;

18)	Carry out other obligations in accordance with the provisions stipulated in these Articles of Association and those stipulated by the GMS;

19)	Prepare the Charter/Guidelines of the Board of Directors and work procedures (BOD Charter).

3.

In carrying out their duties, the Board of Directors is obliged to devote their full energy, thought, attention, and dedication to their duties, obligations, and the achievement of the Company's objectives.

4.

In carrying out their duties, members of the Board of Directors shall comply with the Company's Articles of Association and laws and regulations and shall uphold the principles of professionalism, efficiency, transparency, independence, accountability, responsibility as well as fairness.

5.

In carrying out their duties, each member of the Board of Directors shall act in good faith and with full responsibility for the interests and business of the Company, with due observance to the business risks and adhering to applicable laws and regulations.

6. a.Each member of the Board of Directors is fully and jointly liable for any losses to the Company caused by the errors or negligence of any member of the Board of Directors in carrying out their duties.

b.	A member of the Board of Directors cannot be held liable for any losses to the Company as referred to in letter a of this article if they can prove that:

1)	the loss was not due to their error or negligence;

2)	they have carried out management in good faith, with full responsibility, and with prudence for the benefit and in accordance with the purposes and objectives of the Company;

3)	they have no direct or indirect conflict of interest in the management actions that resulted in the loss; and

4)	they have taken action to prevent the occurrence or continuation of such loss.

7.	The actions of the Board of Directors below shall obtain written approval from the Board of Commissioners:

a.

Write off the Company's assets within a certain value limit determined by the Board of Commissioners with due observance to the provisions of laws and regulations governing State Owned Enterprises, as follows:

1)	Write off due to the transfer/assignment of the Company's fixed assets;

2)	Write off due to the transfer/assignment of other Company assets;

3)	Write off the Company's fixed assets and/or other assets other than due to transfer/assignment, including write-offs of bad debts;

b.

Relinquish the right to collect or not collect bad principal receivables, interest receivables, fines, fees, and other receivables other than the principal receivables, carried out for the purpose of restructuring and/or settlement of receivables, as well as other actions to settle the Company's receivables that have been written off, either in part or in whole, within a certain value limit determined by the Board of Commissioners, provided that the write-off shall first obtain the approval of BPI Danantara in accordance with laws and regulations in the field of State Owned Enterprises;

c.	Encumber the Company's assets as collateral with a certain value limit determined by the Board of Commissioners;

d.	Bind the Company as guarantor (borg or avalist) with a certain value determined by the Board of Commissioners, with due observance to the capital market regulations;

e.	Receive medium-term/long-term loans and provide medium-term/long-term loans with a certain value determined by the Board of Commissioners with due observance to the capital market regulations;

f.	Provide loans to subsidiaries as referred to in laws and regulations governing State Owned Enterprises with a certain value limit determined by the Board of Commissioners;

g.

Entering into partnerships with business entities or other parties in the form of licensing agreements, management contracts, asset leases, Joint Operations (KSO), Build Operate Transfer (BOT), Build Own Transfer (BowT), Build Transfer Operate (BTO), and other similar partnerships that are not part of the Company's daily business as usual activities, with a specific value or time period determined by the Board of Commissioners;

h.

Making equity participation in subsidiaries, joint ventures, and/or other companies, including participation to establish subsidiaries and/or joint ventures with certain value limits determined by the Board of Commissioners, except for the purpose of rescuing receivables, with due observance to the capital market regulations;

i.

Decreasing equity participation, including dilution, in subsidiaries, joint ventures, and/or other companies with certain value limits determined by the Board of Commissioners, except for the purpose of rescuing receivables, with due observance to the capital market regulations;

j.

Divesting equity participation in subsidiaries, joint ventures, and/or other companies with certain value limits determined by the Board of Commissioners, except for the purpose of rescuing receivables with due observance to the capital market regulations;

k.

Carrying out actions that constitute material transactions as defined by laws and regulations in the capital market with certain values determined by the Board of Commissioners, unless such actions constitute material transactions exempted by applicable laws and regulations in the capital market;

l.

Carrying out mergers, amalgamations, acquisitions, separations, and dissolutions of subsidiaries and joint ventures with certain values determined by the Board of Commissioners with due observance to the capital market regulations;

m.	Carrying out investments with certain value limits and/or criteria determined by the Board of Commissioners, with due observance to the capital market regulations;

n.	Establishing and changing the Company's logo;

o.	Establishing an organizational structure 1 (one) level below the Board of Directors;

p.	Approve the establishment of foundations, organizations, and/or associations with legal entities, whether directly or indirectly related, formed by subsidiaries;

q.	Approve the imposition of fixed and routine costs and obligations for foundations, organizations, and/or associations with legal entities formed by subsidiaries;

r.	Establish guidelines and/or policies for the governance of investment activities;

s.	Actions not yet stipulated in the Company's Work Plan and Budget (RKAP).

8.

These actions may only be taken by the Board of Directors after receiving a written response from the Board of Commissioners and the holder of the highest number of Series B shares and approval from the holder of the Series A Dwiwarna share to:

a.	Propose representatives of the Company as candidates for members of the Board of Directors and Board of Commissioners of joint ventures and/or subsidiaries that are state owned enterprises;

b.

Propose representatives of the Company as candidates for members of the Board of Directors and Board of Commissioners of certain joint ventures and/or subsidiaries that are not state owned enterprises as determined by the holder of the highest number of Series B shares;

9. a.The Board of Commissioners shall determine the limits and/or criteria for matters as contemplated in paragraphs (7) letters a, b, c, d, e, f, g, h, i, j, k, l and m of this article after obtaining the approval of the Series B Majority Shareholders;

b.

The approval of the Board of Commissioners specifically regarding paragraph (7) letters a, b, c, d, e, f, g, h, i, j, k, l, and m of this article, with certain limits and/or criteria, shall be determined after obtaining the approval of the Series A Dwiwarna Shareholder or the Series B Majority Shareholders;

c.

The actions of the Board of Directors as referred to in paragraph (7) letter g of this article, to the extent necessary for the implementation of the main business activities commonly carried out in the relevant business sector, subject to the provisions of laws and regulations, do not require the approval of the Board of Commissioners and/or the GMS;

d.

The actions of the Board of Directors as referred to in paragraph (7) letters g and h of this article, to the extent necessary for participating in tenders and/or implementing projects and/or fulfilling requirements and/or carrying out core business activities commonly carried out in the relevant business sector, subject to the provisions of laws and regulations, do not require the approval of the Board of Commissioners and/or the GMS.

e.	The approval of the Board of Commissioners regarding paragraph (7) letters r and s of this Article shall be determined after obtaining the approval of the Series B Majority Shareholders.

10.

Within a maximum of 30 (thirty) calendar days of receiving the application or explanation and complete documents from the Board of Directors, the Board of Commissioners shall issue a resolution or response as contemplated in paragraphs (7) and (8) of this article.

11.	The Board of Directors shall request the approval of the GMS to:

a.	transfer the Company's assets; or

b.	encumber the Company's assets as collateral for debt;

representing more than 50% (fifty percent) of the Company's net assets in one or more transactions, whether related to each other or not, except as the Company's business activities implementer, in accordance with Article 3.

12.a.The following actions may only be carried out by the Board of Directors after receiving a written response from the Board of Commissioners and obtaining approval from the GMS:

1)

Carrying out actions that are considered material transactions as stipulated by laws and regulations in the capital market sector with a value exceeding 50% (fifty percent) of the Company's equity, unless such actions are considered material transactions exempted by the laws and regulations in the capital market sector;

2)	Carrying out transactions containing a conflict of interest as stipulated in the laws and regulations applicable to the capital market;

3)	Conducting other transactions to comply with the laws and regulations in the capital market sector;

4)	Carrying out special assignments assigned by the Central Government;

5)	Establishing a Pension Fund and/or amending the Pension Fund Regulations as required by the laws and regulations.

b.

If within 30 (thirty) calendar days of receiving the application or explanation and documents from the Board of Directors, the Board of Commissioners does not provide a written response, the GMS may issue a resolution without a written response from the Board of Commissioners.

13.

Legal actions as referred to in paragraphs (11) and (12) were taken without the approval of the GMS shall remain binding on the Company as long as the other parties involved in the legal actions were acting in good faith.

14.

The GMS may reduce the restrictions on the actions of the Board of Directors stipulated in these Articles of Association or impose other restrictions on the Board of Directors in addition to those stipulated in these Articles of Association.

15.	Management policies are determined at a Board of Directors Meeting.

16.

In carrying out the management of the Company, each member of the Board of Directors has the right and authority to act for and on behalf of the Board of Directors and to represent the Company in accordance with the Company's management policies and authorities established by the Board of Directors' resolution.

17.

Unless otherwise stipulated in the Company's management policies as referred to in paragraph (15), the President Director has the right and authority to act for and on behalf of the Board of Directors and to represent the Company, both inside and outside the Court.

18.a.If the President Director is unable to attend or impeded from acting for any reason, which is unnecessary to prove such impediment to any third party, the Vice President Director is authorized to act for and on behalf of the Board of Directors and to carry out the duties of the President Director, or the President Director shall appoint in writing a member of the Board of Directors authorized to act for and on behalf of the Board of Directors and to carry out the duties of the President Director and/or Vice President Director if at the same time the Vice President Director is unable to attend or impeded from performing his duties.

b.

If the Vice President Director is unable to attend or impeded from acting for any reason, which is unnecessary to prove such impediment to any third party, the Vice President Director shall appoint in writing a member of the Board of Directors authorized to carry out the duties of the Vice President Director, or the Vice President Director shall appoint in writing a member of the Board of Directors authorized to act for and on behalf of the Board of Directors and to carry out the duties of the President Director and/or Vice President Director if the President Director is unable to attend or impeded from performing his duties.

c.

If the GMS does not appoint a Vice President Director, then in the event that the President Director is unable to attend or impeded from acting for any reason, which is unnecessary to prove such impediment to any third party, the President Director shall appoint in writing a member of the Board of Directors authorized to act for and on behalf of the Board of Directors and carry out the duties of the President Director.

19.

If the President Director does not make an appointment, the member of the Board of Directors with the longest term of office shall be authorized to act for and on behalf of the Board of Directors and carry out the duties of the President Director.

20.

The Board of Directors, for certain acts under its own responsibility, may also appoint one or more persons as its representatives or proxies, by granting them or them the authority for such acts as stipulated in a power of attorney.

21.

The division of duties and authority of each member of the Board of Directors shall be determined by the GMS. If the GMS does not determine the division of duties and authorities, the division of duties and authorities among the Board of Directors shall be determined based on a resolution of the Board of Directors.

22.	In managing the Company, the Board of Directors shall implement the instructions given by the GMS to the extent they are not violating the laws and/or these Articles of Association.

23.	Members of the Board of Directors are not authorized to represent the Company if:

a.	a case arises in a Court between the Company and the relevant member of the Board of Directors; or

b.	the relevant member of the Board of Directors has interests that conflict with the interests of the Company.

24.	In the event of the circumstances as contemplated in paragraph (23) of this article, those authorized to represent the Company are:

a.	other members of the Board of Directors who do not have a conflict of interest with the Company;

b.	the Board of Commissioners, if all members of the Board of Directors have a conflict of interest that conflicts with the interests of the Company; or

c.	another party appointed by the GMS, if all members of the Board of Directors or the Board of Commissioners have a conflict of interest with the Company.

MEETING OF THE BOARD OF DIRECTORS

ARTICLE 13

1.	The Board of Directors is required to hold regular Board of Directors meetings at least once a month.

2.	The Board of Directors is required to hold regular Board of Directors meetings with the Board of Commissioners at least once a month.

3.	A Board of Directors meeting may be held at any time if:

a.	deemed necessary by one or more members of the Board of Directors;

b.	upon written request from one or more members of the Board of Commissioners;

4.	Notice of a Board of Directors meeting shall be issued by a member of the Board of Directors authorized to represent the Board of Directors in accordance with Article 12.

5. a.Notice of a Board of Directors meeting shall be in writing and delivered or handed over directly to each member of the Board of Directors with proper receipt, or by registered mail, courier service, telex, facsimile, or electronic mail (email) no later than 5 (five) calendar days prior to the meeting, excluding the date of the notice and the date of the meeting, or within a shorter period of time in urgent circumstances.

b.	Such notice is not required for meetings scheduled based on a resolution of a previously held Board of Directors meeting or if all members of the Board of Directors are present at the meeting.

6.	The notice for a Board of Directors Meeting as referred to in paragraph (5) shall include the agenda, date, time, and venue of the meeting. Board of Directors Meetings may be held at the

Company's domicile or elsewhere within the Republic of Indonesia or at the Company's place of business.

7.

All Board of Directors Meetings shall be chaired by the President Director. If the President Director is unable to attend or impeded, the Vice President Director shall chair the Board of Directors Meeting, or a Director appointed in writing by the President Director shall chair the Board of Directors Meeting if the Vice President Director is unable to attend or impeded, or a Director appointed by the Vice President Director shall chair the Board of Directors Meeting if the President Director is unable to attend or impeded and does not make an appointment.

8.

If the GMS does not appoint a Vice President Director, the President Director is unable to attend or impeded, one of the Directors appointed in writing by the President Director shall chair the Board of Directors Meeting.

9.	If the President Director does not make an appointment, the Director with the longest term of office as a member of the Board of Directors shall chair the Board of Directors Meeting.

10.

If more than one Director has served as a member of the Company's Board of Directors for the longest term of office, the Director referred to in paragraph (9) of this article, who is the oldest in age, shall act as chair of the Board of Directors Meeting.

11.

A member of the Board of Directors may be represented at a Board of Directors Meeting only by another member of the Board of Directors by virtue of a power of attorney. A member of the Board of Directors may only represent one other member of the Board of Directors.

12.

A member of the Board of Directors who is unable to attend a Board of Directors Meeting may submit his or her opinion in writing and sign it, which will then be submitted to the President Director or Vice President Director, or to another member of the Board of Directors who will be chairing the Board of Directors Meeting, regarding whether he or she supports or opposes the matter to be discussed. This opinion will be considered a valid vote cast at the Board of Directors Meeting.

13.	A Board of Directors Meeting is valid and has the right to make binding resolutions if attended and/or represented by more than ½ (one half) of the total number of members of the Board of Directors.

14.	If there is more than one proposal, a re-vote shall be held so that one proposal receives more than ½ (one half) of the total votes cast.

15.

Resolutions of the Board of Directors Meetings shall be made through deliberation to reach consensus. If a resolution based on deliberation to reach consensus is not reached, then the resolution shall be made by voting based on votes of more than 1/2 (one half) of the total valid votes casted at the meeting in question.

16.

In the Board of Directors Meetings, each member of the Board of Directors is entitled to cast 1 (one) vote and 1 (one) additional vote for each other member of the Board of Directors legally represented at the meeting.

17.

Blank votes (abstentions) are deemed to approve the proposal submitted at the meeting. Invalid votes are considered non-existent and are not counted in determining the number of votes casted at the meeting.

18.

Voting regarding individuals is conducted by sealed, unsigned ballots, while voting on other matters is conducted verbally, unless the Chairman of the Meeting determines otherwise without objection based on a majority vote of those present.

19.a.The results of the Meeting as referred to in paragraph (1) shall be recorded in the Minutes of the Meeting. Minutes of the Meeting shall be prepared by a person present at the meeting appointed by the Chairman of the Meeting, then signed by all members of the Board of Directors present and delivered to all members of the Board of Directors.

b.

The Result of Meeting as referred to in paragraph (2) shall be set forth in the Minutes of the Meeting. The Minutes of the Meeting shall be prepared by a person present at the meeting appointed by the Chairman of the Meeting, then signed by all members of the Board of Directors and members of the Board of Commissioners present and delivered to all members of the Board of Directors and members of the Board of Commissioners.

c.

If a member of the Board of Directors and/or members of the Board of Commissioners does not sign the minutes of the meeting as referred to in letters a and b, the person concerned shall state the reasons in writing in a separate letter attached to the Minutes of the Meeting.

d.	The Minutes of the Meeting as referred to in letters a and b shall be documented by the Company.

e.	The Minutes of the Board of Directors Meeting constitute valid evidence for the members of the Board of Directors and for third parties regarding the resolutions adopted at the Meeting in question.

20.a.The Board of Directors may also make valid resolutions without holding a Board of Directors Meeting, provided that all members of the Board of Directors have been notified in writing and all members of the Board of Directors have given their written approval to the proposal and signed the approval.

b.	Resolutions adopted in this manner have the same force as resolutions adopted validly at a Board of Directors Meeting.

21.

If a member of the Board of Directors is unable to attend a meeting in person, they may attend the meeting via teleconference, videoconference, or other electronic media, in accordance with applicable regulations.

22.

Any member of the Board of Directors who personally, in any way, directly or indirectly, has an interest in a transaction, contract, or proposed contract to which the Company is a party shall declare the nature of their interest at a Board of Directors meeting and therefore is not entitled to participate in voting on matters related to the transaction or contract.

BOARD OF COMMISSIONERS

ARTICLE 14

1.a.The Company's supervision is carried out by a Board of Commissioners, whose number, adjusted to the needs, consists of a minimum of 2 (two) members and a maximum of the same number of members of the Board of Directors. One of them is appointed as President Commissioner, and if necessary, one of them may be appointed as Deputy President Commissioner.

b.	The Board of Commissioners consists of Commissioners and Independent Commissioners.

c.	The number of Independent Commissioners is in accordance with applicable laws and regulations.

2.	The Board of Commissioners is a board, and each member of the Board of Commissioners cannot act independently but is based on the resolution of the Board of Commissioners.

3.	The requirements for members of the Board of Commissioners shall comply with the following provisions:

a.	SOE Law;

b.	Company Law;

c.	laws and regulations in the capital market sector; and

d.	laws and regulations applicable to the Company relating to the Company's business activities.

4.	Individuals who meet the requirements as stipulated in the provisions may be appointed as members of the Company's Board of Commissioners.

5.

Fulfilment of the requirements referred to in paragraphs (2) and (3) of this article shall be stated in a statement letter signed by the prospective member of the Board of Commissioners and such letter shall be retained by the Company.

6.

In addition to meeting the criteria referred to in paragraphs (3) and (4), the appointment of members of the Board of Commissioners shall be made by taking into consideration the integrity, dedication, understanding of company management issues related to one of the management functions, adequate knowledge in the Company's business field, and the ability to provide sufficient time to carry out their duties, as well as other requirements based on the laws and regulations.

7.

Members of the Board of Commissioners are appointed and dismissed by a GMS, which shall be attended by the Series A Dwiwarna Shareholders and the meeting's resolutions shall be approved by the Series A Dwiwarna Shareholders with due observance to the provisions of these Articles of Association. The Board of Commissioners is appointed by a GMS from candidates nominated by the Series A Dwiwarna Shareholders, whose nominations are binding on the GMS.

8.

The GMS resolution regarding the appointment and dismissal of members of the Board of Commissioners also stipulates the effective date of such appointment and dismissal. If the GMS does not stipulate such date, the appointment and dismissal of members of the Board of Commissioners shall be effective from the closing of the GMS, in compliance with the laws and regulations.

9.a.Members of the Board of Commissioners are appointed for a term commencing from the closing of the GMS or a date determined by the appointing GMS and no later than the closing of the 5th (fifth) Annual GMS following the date of their appointment, without prejudice to the right of the GMS to dismiss members of the Board of Commissioners at any time before the end of their term of office.

b.

Members of the Company's Board of Directors whose term of office has expired may be reappointed by the GMS with an accumulated term of office extending no further than the closing of the 10th (tenth) Annual GMS.

10.	The GMS may dismiss members of the Board of Commissioners at any time by stating the reasons.

11.	The grounds for dismissing a member of the Board of Commissioners as contemplated in paragraph (9) of this article shall be based on the following facts:

a.	unable to perform their duties properly;

b.	failing to implement provisions of laws and/or regulations and/or the Articles of Association;

b.	involved in actions detrimental to the Company;

d.	committing actions that violate ethics and/or propriety;

e.	having been named a suspect and/or defendant by law enforcement officials in actions that are detrimental to state owned enterprises;

f.	being found guilty by a legally binding court decision;

g.	resigns; or

h.	other reasons deemed appropriate by the GMS for the benefit of the Company's interests and objectives.

12.

The resolution to dismiss as referred to in paragraph (11) of this article shall be adopted after the person concerned has been given the opportunity to defend themselves, except for paragraph (11) letters e, f and g.

13.	Dismissal for the reasons referred to in paragraph (11) points c and f of this article constitutes dishonourable dismissal.

14.

In the event that a member of the Board of Commissioners is related by blood or marriage in a direct and/or lateral line up to the second degree to the Company's Board of Directors and Board of Commissioners, the GMS shall have the authority to dismiss any of them.

15.

The division of duties among the members of the Board of Commissioners is determined by the members themselves, and to ensure the smooth implementation of their duties, the Board of Commissioners may be assisted by a Secretary to the Board of Commissioners appointed by the Board of Commissioners.

16.	If, for any reason, one or more positions on the Company's Board of Directors are vacant:

a.

A GMS shall be held to fill the vacant position if it results in the number of Board of Commissioners being less than 2 (two), one of whom is the President Commissioner, or the vacant position is the President Commissioner.

b.	GMS referred to in letter a shall be held no later than 90 (ninety) calendar days after the vacancy occurs as referred to in letter a.

17.

If, for any reason, all positions on the Company's Board of Commissioners are vacant, the Series A Dwiwarna Shareholder may temporarily appoint an acting member of the Board of Commissioners to carry out the duties of the Board of Commissioners with the same authority, provided that a GMS shall be held to fill the vacant position on the Board of Commissioners no later than 90 (ninety) calendar days after the vacancy occurs.

18.a.A member of the Board of Commissioners may resign from his/her position before the end of his/her term of office by submitting a written resignation letter stating his/her intention to do so to the Company.

b.	The Company shall hold a GMS to decide on the resignation request of the member of the Board of Commissioners no later than 90 (ninety) calendar days after receiving the resignation letter.

c.

The Company is obliged to disclose information to the public and submit it to the OJK (Financial Services Authority) no later than 2 (two) business days after receipt of the resignation request of the Board of Commissioners as referred to in point a of this paragraph and the results of the GMS as referred to in point b of this paragraph.

d.

Before the resignation becomes effective, the relevant member of the Board of Commissioners remains obligated to complete their duties and responsibilities in accordance with the Articles of Association and the laws and regulations.

e.

A member of the Board of Commissioners who resigns as mentioned above may still be held accountable for their duties as a member of the Board of Commissioners from the date of their appointment until the date their resignation is approved by the GMS.

f.	A resigning member of the Board of Commissioners shall only be released from his/her responsibilities after receiving a release from responsibility from the Annual GMS.

g.

If a member of the Board of Commissioners resigns, resulting in the number of members of the Board of Commissioners becoming less than 2 (two), the resignation is valid if it has been approved by the GMS and a new member of the Board of Commissioners has been appointed, thereby meeting the minimum requirements for the number of members of the Board of Commissioners.

19.	Members of the Board of Commissioners are prohibited from holding concurrent positions as:

a.	Members of the Board of Directors, Board of Commissioners or Supervisory Board of another SOE, SOE’s Subsidiaries and its subsidiaries and ROE; and/or

b.	Other positions in accordance with statutory provisions.

20.

If a person holds a position prohibited from being held concurrently with the position of a member of the Company's Board of Commissioners as contemplated in paragraph (19), the person concerned shall resign from that position no later than 30 (thirty) working days after assuming the concurrent position in the Company, unless, based on statutory provisions, the term of the office of the concerned member of the Board of Commissioners is terminated by law upon the appointment of the person concerned to a new, prohibited position.

21.

A member of the Board of Commissioners who does not resign from their previous position as referred to in paragraph (20) shall be deemed to have submitted their resignation after the 30 (thirty) working days as referred to in paragraph (20).

22.	A member of the Board of Commissioners' position shall cease due to:

a.	death or permanent incapacity;

b.	end of term of office;

c.	dismissal before the end of term of office due to no longer meeting the requirements as a member of the Company's Board of Commissioners as contemplated in paragraph (3) and (4) of this Article;

d.	dismissal by the GMS; or

e.	the resignation has become effective, as referred to in paragraph (18) letter b of this Article.

23.

Members of the Board of Commissioners who resign before or after the end of their term of office, except due to death, are required to submit an accountability report for actions for which the GMS has not yet accepted their accountability report.

24.

Members of the Board of Commissioners are provided with honorariums and allowances/facilities and post-employment insurance, the type and amount of which are determined by the GMS, in compliance with the laws and regulations.

DUTIES, AUTHORITIES AND OBLIGATIONS OF THE BOARD OF COMMISSIONERS

ARTICLE 15

1.

The Board of Commissioners shall supervise the management policies, the general management of the Company and the Company's business carried out by the Board of Directors, and providing advice to the Board of Directors, including supervising the implementation of the Long-Term Plan, Work Plan and Budget of the Company, as well as provisions of the Articles of Association and GMS Resolution, as well as applicable laws and regulations, for the benefit of the Company and in accordance with the aims and objectives of the Company.

2.	In carrying out the duties referred to in paragraph (1) of this article, the following shall apply:

a.	The Board of Commissioners has the following authorities:

1)	Examine books, letters, other documents, and other documents, examine cash for verification purposes, and other securities and examine the Company's assets;

2)	enter the grounds, buildings, and offices used by the Company;

3)	request clarification from the Board of Directors and/or other officials regarding all matters concerning the management of the Company;

4)	obtain information about all policies and actions that have been or will be implemented by the Board of Directors;

5)	request the Board of Directors and/or other officials under the Board of Directors, with the Board of Directors' knowledge, to attend Board of Commissioners meetings;

6)	appoint and dismiss a Secretary to the Board of Commissioners;

7)	temporarily dismiss members of the Board of Directors in accordance with the provisions of these Articles of Association;

8)	establish an Audit Committee, a Remuneration and Nomination Committee, a Risk Monitoring Committee, and other committees if deemed necessary with due observance to the Company's capabilities;

9)	employ experts for certain matters and for a certain period at the Company's expense, if deemed necessary and with due observance to the applicable provisions;

10)	carry out management actions for the Company under certain circumstances for a certain period in accordance with the provisions of these Articles of Association;

11)	approve the appointment and dismissal of the Corporate Secretary and/or Head of the Internal Supervisory Unit after first obtaining approval from the Series B Majority Shareholders;

12)	attend Board of Directors Meetings and provide views on matters discussed;

13)	exercise other supervisory authority as long as it does not conflict with applicable laws and regulations in the capital market sector, the Articles of Association, and/or GMS resolutions;

b.	The Board of Commissioners is obliged to:

1)	provide advice to the Board of Directors in managing the Company;

2)

provide opinions and approval on the Long-Term Plan and the annual Work Plan and Budget of the Company, as well as other plans prepared by the Board of Directors, in accordance with the provisions of these Articles of Association;

3)	monitor the Company's activities and provide opinions and suggestions to the GMS regarding any issues deemed important to the Company's management;

4)	report to the Series B Majority Shareholders any signs of declining Company performance;

5)	propose to the GMS the appointment of a Public Accountant to audit the Company's books;

6)	examine and review the periodic reports and Annual Report prepared by the Board of Directors and sign the Annual Report;

7)	provide explanations, opinions, and suggestions to the GMS regarding the Annual Report, if requested;

8)	prepare minutes of Board of Commissioners Meetings and retain copies thereof;

9)	report to the Company regarding the shareholding of the Company and/or its family in the Company and other Companies;

10)	provide a report to the GMS on the supervisory duties performed during the preceding financial year;

11)

provide explanations regarding all matters inquired or requested by Series A Dwiwarna Shareholder, with due observance to the laws and regulations, particularly those applicable to the capital markets sector;

12)	submit quarterly reports on the Company's performance, including the realization of Key Performance Indicators, to Series A Dwiwarna Shareholder and the Series B Majority Shareholders;

13)

prepare the Charter of the Board of Commissioners and the Relationship Governance between the Company's Board of Commissioners and the Boards of Commissioners of the Company's Subsidiaries and others with due observance to the laws and regulations, the laws and regulations in the capital market sector;

14)	carry out other obligations within the framework of supervisory and advisory duties, as long as they do not conflict with laws and regulations, the Articles of Association, and/or GMS resolutions.

3.	In carrying out their duties, members of the Board of Commissioners shall:

a.

comply with the Company's Articles of Association and laws and regulations and shall uphold the principles of professionalism, efficiency, transparency, independence, accountability, responsibility and fairness;

b.

act in good faith, with full caution and responsibility in carrying out supervisory duties and providing advice to the Board of Directors for the benefit of the Company and in accordance with the objectives and purposes of the Company.

4.

Under certain circumstances, the Board of Commissioners is required to hold an Annual GMS and other GMS in accordance with its authority as stipulated in laws and regulations and the Articles of Association.

5.a.Each member of the Board of Commissioners is jointly and severally liable for losses to the Company caused by the errors or negligence of other members of the Board of Commissioners in carrying out their duties.

b.	A member of the Board of Commissioners cannot be held liable for the Company as referred to in letter (a) if he/she can prove:

1.	the loss was not due to his error or negligence;

2.	he has carried out supervision in good faith, with full responsibility, and with full caution for the benefit and in accordance with the purposes and objectives of the Company;

3.	has no direct or indirect conflict of interest in any supervisory action that results in a loss; and

4.	has taken action to prevent the occurrence or continuation of such loss.

MEETING OF THE BOARD OF COMMISSIONERS

ARTICLE 16

1.	All resolutions of the Board of Commissioners are adopted at the Board of Commissioners Meeting.

2.	The Board of Commissioners is required to hold a meeting at least once a month.

3.	The Board of Commissioners is required to hold regular meetings with the Board of Directors at least once a month.

4.	The Board of Commissioners may hold a meeting at any time at the request of 1 (one) or more members of the Board of Commissioners or the Board of Directors, stating the matters to be discussed.

5.

The notice for a Board of Commissioners meeting shall be issued by the President Commissioner. In the event that the President Commissioner is unable to attend, which is unnecessary to prove such impediment to any third party, the notice for the meeting shall be issued by the Vice President Commissioner. In the event that the Vice President Commissioner is unable to attend for any reason, which is unnecessary to prove such impediment to any third party, the notice for the meeting shall be issued by a member of the Board of Commissioners.

6.

If the President Commissioner is unable to attend or impeded, which is unnecessary to prove such impediment to any third party, and there is no Vice President Commissioner, the Board of Commissioners Meeting shall be chaired by a member of the Board of Commissioners present and elected at the Meeting.

7.a.Notice of a Board of Commissioners Meeting shall be made in writing and delivered or handed directly to each member of the Board of Commissioners with adequate receipt, or by registered mail or courier service, or by telex, facsimile, or electronic mail (email) no later than 5 (five) calendar days before the meeting, excluding the date of the notice and the date of the meeting, or within a shorter timeframe if urgent.

b.Such notice is not required for meetings that have been scheduled based on a resolution of a previously held Board of Commissioners Meeting.

8.

The Notice of a Board of Commissioners Meeting referred to in paragraph (5) shall include the agenda, date, time, and venue of the meeting. The Board of Commissioners Meetings shall be held at the Company's domicile or elsewhere within the Republic of Indonesia or at the Company's place of business.

9.	All Board of Commissioner Meetings shall be chaired by the President Commissioner.

10.a.If the President Commissioner is unable to attend or impeded, the Vice President Commissioner shall chair the Board of Commissioner Meeting, or a Commissioner appointed in writing by the President Commissioner shall chair the Board of Commissioners Meeting if the Vice President Commissioner is unable to attend or impeded, or a member of the Board of Commissioners appointed by the Vice President Commissioner shall chair the Board of Commissioners Meeting if the President Commissioner is unable to attend or impeded and does not make an appointment.

b.If the GMS does not appoint a Vice President Commissioner, then in the event the President Commissioner is unable to attend or impeded, one of the member of the Board of Commissioners appointed in writing by the President Commissioner shall chair the Board of Commissioners Meeting.

11.

If the President Commissioner does not make an appointment, the Commissioner with the longest term of office as a member of the Board of Commissioners shall chair the Board of Commissioners Meeting. A Board of Commissioners Meeting is valid and has the right to make binding resolutions if attended and/or represented by more than ½ (one half) of the total number of members of the Board of Commissioners.

12.

If more than 1 (one) Commissioner has served as a member of the Company's Board of Commissioners for the longest term of office, the Commissioner referred to in paragraph (11) of this article, who is the oldest in age, shall act as chairman of the Board of Commissioners Meeting.

13.	If there is more than one proposal, a re-vote shall be held so that one proposal receives more than ½ (one half) of the total votes casted.

14.

In the Board of Commissioners Meeting, each member of the Board of Commissioners is entitled to cast 1 (one) vote and 1 (one) additional vote for each other member of the Board of Commissioners legally represented at the meeting.

15.

Blank votes (abstentions) are deemed to approve the proposal submitted at the meeting. Invalid votes are considered non-existent and are not counted in determining the number of votes cast at the meeting.

16.

Voting regarding individuals is conducted by sealed, unsigned ballots, while voting on other matters is conducted verbally, unless the Chairman of the Meeting determines otherwise without objection based on a majority vote of those present.

17.

Resolutions of the Board of Commissioners Meeting shall be made by deliberation to reach consensus. If a resolution based on deliberation to reach consensus is not reached, then the resolution shall be made by voting based on the affirmative vote of more than 1/2 (one half) of the total valid votes cast at the meeting in question.

18.a.The Results of the Meeting as contemplated to in paragraph (2) shall be recorded in the Minutes of the Meeting. Minutes of the Meeting shall be prepared by a person present at the meeting appointed by the Chairman of the Meeting, then signed by all members of the Board of Commissioners present and delivered to all members of the Board of Commissioners.

b.

The Result of Meeting as contemplated in paragraph (3) must be set forth in the Minutes of the Meeting. The Minutes of the Meeting must be prepared by a person present at the meeting appointed by the Chairman of the Meeting, then signed by all members of the Board of  Commissioners and members of the Board of Directors present and delivered to all members of the Board of Commissioners and members of the Board of Directors.

c.

If a member of the Board of Commissioners and/or members of the Board of Directors does not sign the minutes of the meeting as contemplated in letters a and b, the person concerned shall state the reasons in writing in a separate letter attached to the Minutes of the Meeting.

d.	The Minutes of the Meeting as referred to in letters a and b shall be documented by the Company.

e.

The Minutes of the Board of Commissioners Meeting constitute valid evidence for the members of the Board of Commissioners and for third parties regarding the resolutions adopted at the Meeting in question.

19.a.The Board of Commissioners may also adopt valid resolutions without holding a Board of Commissioners Meeting, provided that all members of the Board of Commissioners have been notified in writing and all members of the Board of Commissioners have given their written approval to the proposal and signed the approval.

b.	Resolutions adopted in this manner have the same force as resolutions adopted validly at a Board of Commissioners’ Meeting.

20.

If a member of the Board of Commissioners is unable to attend a meeting in person, they may attend the meeting via teleconference, videoconference or other electronic media, in accordance with applicable regulations.

21.

Any member of the Board of Commissioners who personally, in any way directly or indirectly, has an interest in a transaction, contract, or proposed contract to which the Company is a party shall declare the nature of their interest at a Board of Commissioners’ meeting and therefore is not entitled to participate in voting on matters related to the transaction or contract.

LONG-TERM PLAN OF THE COMPANY

ARTICLE 17

1.	The Board of Directors is required to prepare a Draft Long-Term Plan (RJP) based on the SOE Roadmap in accordance with the provisions of laws and regulations concerning State-Owned Enterprises.

2.	The Draft Long-Term Plan shall contain at least:

a.	evaluation of the implementation of previous plans;

b.	the company's current position;

c.	assumptions used in management;

d.	the company's mission, business objectives, business strategies, company policies, and work programs;

e.	the company's budget, detailed for each work program budget; and

f.	the company's financial projections.

3.	The Long-Term Plan prepared by the Board of Directors as referred to in paragraph (1) of this Article shall be approved by the GMS.

4.	The authority of the GMS as referred to in paragraph (3) of this Article may be delegated to the Board of Commissioners with prior approval from the Series B Majority Shareholders.

5.

The Draft Long-Term Plan of the Company that was signed by all members of the Board of Directors and the Board of Commissioners, shall be submitted to the GMS or the authorized representative as contemplated in paragraph (3) of this Article, no later than 90 (ninety) calendar days prior to the start of the first financial year of the Company's Long-Term Plan, or within the timeframe specified in laws and regulations, particularly the laws and regulations in the capital market sector, for approval.

6.

The Draft Long-Term Plan of the Company shall be approved no later than 30 (thirty) calendar days prior to the start of the first financial year of the Long-Term Plan of the Company, or within the timeframe specified in laws and regulations, particularly the laws and regulations in the capital market sector.

COMPANY WORK PLAN AND BUDGET

ARTICLE 18

1.	The Board of Directors is required to prepare a Company Work Plan and Budget (RKAP) for each financial year, which shall contain at least:

a.	mission, business objectives, business strategies, company policies, and work programs/activities;

b.	the Company's budget, detailed for each work program/activity budget;

c.	financial projections for the Company and its subsidiaries;

d.	Board of Commissioners’ Work Program;

e.	Implemented government programs, including special assignments;

f.	Restructuring Plan (if any);

g.	Social and environmental responsibility program;

h.	Risk Management;

i.	Elaboration of the SOE's IT strategic plan; and

j.	other matters requiring the approval of the Board of Commissioners.

2.	The Company's Work Plan and Budget prepared by the Board of Directors as referred to in paragraph (1) of this Article shall be approved by the GMS.

3.	The authority of the GMS as referred to in paragraph (2) of this Article may be delegated to the Board of Commissioners with prior approval from the Series B Majority Shareholders.

4.

The Board of Commissioners is required to prepare a Board of Commissioners’ work program, which shall form an integral part of the Company's Annual Work Plan and Budget prepared by the Board of Directors as referred to in paragraph (1) of this Article.

5.

If the authority of the GMS is delegated to the Board of Commissioners as contemplated in paragraph (3) of this Article, the draft Company Work Plan and Budget, signed by all members of the Board of Directors, shall be submitted to the Board of Commissioners no later than 30 (thirty) calendar days before the start of the new financial year, or within the time period stipulated in applicable laws and regulations, for the approval of the Board of Commissioners.

6.

The draft Annual Work Plan and Budget of the Company shall be approved by the GMS or the Board of Commissioners (if the authority of the GMS is delegated to the Board of Commissioners as referred to in paragraph (3) of this Article) no later than 30 (thirty) calendar days after the Company's current financial year (the financial year of the relevant Work Plan and Budget of the Company), or within the time period stipulated in applicable laws and regulations.

7.

If the draft Annual Work Plan and Budget of the Company has not been approved by the GMS or the Board of Commissioners within the time period referred to in paragraph (6) of this Article, the Annual Work Plan and Budget of the Company for the previous year shall apply.

FINANCIAL YEAR AND ANNUAL REPORT

ARTICLE 19

1.	The Company's financial year commence from 1 (one) January to 31 (thirty-one) December of the same year. At the end of December of each year, the Company book shall be closed.

2.	The Board of Directors is required to prepare an Annual Report containing at least:

a.

Consolidated and non-consolidated financial statements, consisting of at least the balance sheet for the most recent financial year compared to the previous financial year, the income statement for the relevant financial year, the cash flow statement, and the statement of changes in equity, along with notes to those financial statements;

b.	Report on the Company's activities;

c.	Report on the implementation of the General Policy Direction and the SOE Roadmap, which address the Company's financial sustainability;

d.	Report on the implementation of government programs, including Special Assignments, if any;

e.	Report on the implementation of Restructuring, if any;

f.	Report on the implementation of Social and Environmental Responsibility, if any;

g.	Details of issues arising during the financial year that affect the Company's business activities;

h.	Names of the members of the Board of Directors and the Board of Commissioners; and

i.	Income for the members of the Board of Directors and the Board of Commissioners for the preceding financial year.

3.

The Board of Commissioners is required to prepare a report on the supervisory duties carried out by the Board of Commissioners during the preceding financial year, which shall form an integral part of the annual report prepared by the Board of Directors as referred to in paragraph (2).

4.

The draft Annual Report, including the Financial Statements audited by a Public Accountant, signed by all members of the Board of Directors, shall be submitted to the Board of Commissioners for review and signature before being submitted to the GMS for approval and ratification.

5.

The Annual Report as contemplated in paragraph (2), signed by all members of the Board of Directors and all members of the Board of Commissioners, shall be submitted by the Board of Directors to the Annual GMS no later than 5 (five) months after the end of the financial year with due observance to the applicable provisions.

6.

If a member of the Board of Directors or Board of Commissioners does not sign the Annual Report, the reason shall be stated in writing or stated by the Board of Directors in a separate letter attached to the Annual Report.

7.

If a member of the Board of Directors or Board of Commissioners does not sign the Annual Report as contemplated in paragraph (5) of this Article and does not provide a written reason, the person concerned shall be deemed to have approved the contents of the Annual Report.

8.

Approval of the Annual Report, including ratification of the financial statements contemplated in paragraph (2), shall be conducted by the GMS no later than the end of the fifth month after the end of the financial year.

9.

Approval of the annual report, including ratification of the annual financial statements and the Board of Commissioners' supervisory report and the resolution on the use of profits, shall be determined by the Annual GMS.

10.

Approval of the Annual Report, including the supervisory report of the Board of Commissioners, and ratification of the Financial Statements by the Annual GMS constitutes a full release and discharge of responsibility to the members of the Board of Directors and the Board of Commissioners for the management and supervision carried out during the previous financial year, to the extent that such actions are reflected in the Annual Report, including the financial statements, the supervisory report of the Board of Commissioners, and in accordance with applicable regulations.

11.

The Annual Report, including the Financial Statements as contemplated in paragraph (4) of this Article, shall be made available at the Company's office from the date of the notice until the date of the Annual GMS.

12.

The Company is required to announce the Balance Sheet and Statement of Profit or Loss in a nation wide circulated Indonesian-language newspaper in accordance with the procedures stipulated in the laws and regulations in the capital market sector.

REPORTING

ARTICLE 20

1.	The Board of Directors is required to prepare periodic reports containing the implementation of the Company's Work Plan and Budget.

2.	Periodic reports as referred to in paragraph (1) of this Article include quarterly reports and the Annual Report.

3.	In addition to the periodic reports referred to in paragraph (2) of this Article, the Board of Directors may also submit special reports to the Board of Commissioners at any time.

4.

Periodic reports and other reports referred to in paragraphs (1) and (3) shall be submitted in a format, content, and preparation procedure in accordance with the provisions of the laws and regulations in the capital market sector in Indonesia.

5.	The Board of Directors shall submit quarterly reports to the Board of Commissioners no later than 30 (thirty) calendar days after the end of the quarterly period.

GENERAL MEETING OF SHAREHOLDERS

ARTICLE 21

1.	GMS of the Company shall consist of:

a.	Annual GMS, as referred to in Article 22.

b.	Other GMS, namely GMS held from time to time based on the need as stipulated in Article 23.

2.	GMS in these Articles of Association shall mean both the Annual GMS and other GMS, unless expressly stated otherwise.

3.

In addition to holding GMS as contemplated in the OJK Regulation on the planning and implementation of the Company's GMS, the Company may hold GMS electronically (electronic GMS means the Company holding GMS using teleconference, video conference, or other electronic media) in accordance with the capital market regulations.

4.	Electronic GMS may be held using:

a.	The electronic GMS (e-RUPS) system provided by the e-RUPS provider, namely the Depository and Settlement Institution appointed by the capital market regulator or another party approved by the OJK;

b.	The system provided by the Company.

5.	The Board of Directors shall hold the Annual GMS and other GMS. The GMS may be held at the request of shareholders or the Board of Commissioners, subject to the provisions of paragraph (6).

6.	The requests for GMS convening by shareholders:

a.	A GMS may be held at the request of:

i.	Holders of Series A Dwiwarna Shares;

ii.

requests from one or more shareholders who, individually or jointly, represent 1/10 (one tenth) or more of the total shares issued by the Company with valid voting rights, in compliance with the provisions of these Articles of Association and laws and regulations; or

iii.	The Board of Commissioners.

b.	Requests for GMS convening as referred to in letter a shall be submitted to the Board of Directors by registered mail, accompanied by the reasons.

c.

The registered letter referred to in letter b of this paragraph, submitted by the shareholder as contemplated in letter a, points i and ii of this paragraph, shall be copied to the Board of Commissioners.

d.	The request to hold a GMS referred to in letter a shall:

i.	be made in good faith;

ii.	consider the interests of the Company;

iii.	be a request that requires a GMS resolution;

iv.	be accompanied by reasons and materials related to the matters that shall be resolved at the GMS;

v.	not in conflict with laws and regulations and the Company's Articles of Association;

e.

The proposal to hold a GMS from the shareholder referred to in letter a, points i and ii of this paragraph shall be a request that requires a GMS resolution and, in the Board of Directors' assessment, shall meet the requirements in letter d.

f.

The Board of Directors is required to announce the GMS to shareholders no later than 15 (fifteen) calendar days from the date the request to hold a GMS referred to in letter a is received by the Board of Directors.

g.

The Board of Directors is required to submit notification of the meeting agenda and a registered letter as referred to in letter c of this paragraph from shareholders or the Board of Commissioners to the OJK no later than 5 (five) business days prior to the announcement contemplated in letter f of this paragraph.

h.

If the Board of Directors does not announce the GMS as contemplated in letter f of this paragraph, upon the proposal of shareholders as contemplated in letter a points i and ii of this paragraph, within a period of no later than 15 (fifteen) calendar days from the date the Board of Directors receives the request to hold the GMS, the Board of Directors shall announce:

1)	any request from shareholders to hold the GMS that was not held; and

2)	the reasons for not convening the GMS.

i.

If the Board of Directors has made the announcement as referred to in letter h of this paragraph or the 15 (fifteen) calendar day period has elapsed, shareholders may resubmit the request to hold the GMS as referred to in letter a points i and ii of this paragraph to the Board of Commissioners.

j.

The Board of Commissioners is required to announce the GMS to shareholders no later than 15 (fifteen) calendar days from the date the request to hold a GMS referred to in letter i of this paragraph is received by the Board of Commissioners.

k.

The Board of Commissioners is required to submit notification of the meeting agenda to the OJK (Financial Services Authority) no later than 5 (five) working days prior to the announcement referred to in letter j of this paragraph.

l.	If the Board of Commissioners fails to announce the GMS within the 15 (fifteen) calendar days contemplated in letter j of this paragraph, the Board of Commissioners is required to announce:

1)	any request from shareholders to hold a GMS that was convened; and

2)	the reasons for not convening the GMS.

m.

If the Board of Commissioners has made the announcement as contemplated in letter l of this paragraph or the 15 (fifteen) calendar days have elapsed, shareholders may submit a request to hold a GMS to the head of the district court whose jurisdiction covers the domicile of the Company to determine the granting of permission to hold a GMS as referred to in letter a, points i and ii of this paragraph.

n.	Shareholders who have obtained a court order to hold a GMS as referred to in letter m of this paragraph are required to hold a GMS.

o.

If the Board of Directors does not announce the GMS as referred to in letter f of this paragraph upon the recommendation of the Board of Commissioners as contemplated in paragraph (6) letter a point iii of this paragraph, within a period of no later than 15 (fifteen) calendar days from the date the request for convening a GMS is received by the Board of Directors, the Board of Directors is required to announce:

1)	the request for convening a GMS from the Board of Commissioners that was not convened; and

2)	the reasons for not convening the GMS.

p.

If the Board of Directors has made the announcement as contemplated in letter o of this paragraph or the 15 (fifteen) calendar day period has elapsed, the Board of Commissioners shall convene the GMS themselves.

q.

The Board of Commissioners is required to announce the GMS to shareholders no later than 15 (fifteen) calendar days from the date of the announcement as referred to in letter o of this paragraph, or if the 15 (fifteen) calendar day period as referred to in letter p of this paragraph has elapsed.

r.	The Board of Commissioners must submit notification of the meeting agenda to the OJK no later than 5 (five) business days prior to the announcement as contemplated in letter q of this paragraph.

s.

The procedures for holding a GMS as contemplated in letters f and g of this paragraph, the Board of Commissioners as contemplated in letters j and q of this paragraph, and the shareholders as contemplated in letter m of this paragraph shall be carried out in accordance with the procedures for holding a GMS as stipulated in OJK’s Regulation and these Articles of Association.

t.	In addition to complying with the GMS procedures as contemplated in letter s of this paragraph, the notification of the GMS agenda shall also include the following information:

1)

of an explanation that the GMS is convened at the request of a shareholder, including the name of the proposing shareholder and the amount of their share ownership in the Company, if the Board of Directors or the Board of Commissioners convened a GMS at the request of a shareholder;

2)

by submitting the names of shareholders and their share ownership in the Company and the determination of the head of the district court regarding the granting of permission to convene a GMS, if the GMS is convened by shareholders in accordance with the determination of the head of the district court to convene a GMS; or

3)	of an explanation that the Board of Directors did not convene a GMS at the request of the Board of Commissioners, if the Board of Commissioners convened the GMS themselves as proposed.

ANNUAL GENERAL MEETING OF SHAREHOLDERS

ARTICLE 22

1.	The Annual GMS shall be held annually, after the end of the fiscal year in accordance with statutory provisions.

2.	At the Annual GMS:

a.	the Board of Directors shall submit an Annual Report, as referred to in Article 20;

b.	the Board of Directors shall submit a proposal for the use of the Company's net profit, if the Company has a positive profit;

c.

the appointment of a Public Accounting Firm registered with the OJK as proposed by the Board of Commissioners, to audit the Company's current year's Financial Statements, including an audit of internal control over financial reporting, in accordance with applicable provisions of the capital market regulator where the Company's shares are registered and/or listed;

d.	the Board of Directors may propose other matters in the interests of the Company in accordance with the provisions of these Articles of Association.

3.

Approval of the annual report, including ratification of the financial statements and the supervisory report of the Board of Commissioners, conducted by the GMS shall constitute a full release and discharge of responsibility to the members of the Board of Directors and the Board of Commissioners for the management and supervision carried out during the previous financial year, to the extent that such actions are reflected in the annual report and financial statements, except for acts of embezzlement, fraud and other criminal acts.

4.

The appointment and dismissal of Public Accountants and/or Public Accounting Firms that will provide audit services for annual historical financial information shall be decided at the GMS, so that it adheres to the laws and regulations in the capital market sector.

5.

During the Annual GMS for the appointment of Public Accountants and/or Public Accounting Firms, the GMS may delegate its authority to the Board of Commissioners to dismiss at any time the appointed Public Accountants and/or Public Accounting Firms, including appointing replacement Public Accountants and/or Public Accounting Firms, with due observance to the laws and regulations in the capital market sector.

OTHER GENERAL MEETINGS OF SHAREHOLDERS

ARTICLE 23

Other General Meetings of Shareholders may be convened at any time as needed for the benefit of the Company.

VENUE, NOTIFICATION, ANNOUNCEMENT, NOTICE AND TIME OF

GENERAL MEETINGS OF SHAREHOLDERS

ARTICLE 24

1.	The Company is obliged to determine the place and time of the GMS.

2.	The GMS shall be held within the territory of the Republic of Indonesia, namely, held at:

a.	the Company's domicile;

b.	the location where the Company conducts its main business activities;

c.	the provincial capital where the Company is domiciled or conducts its main business activities; or

d.	the province where the Stock Exchange where the Company's shares are listed is located.

3.	In convening a GMS, the Company is required to comply with the following provisions:

a.	submitting notification of the meeting agenda to the OJK;

b.	announcing the GMS to shareholders; and

c.	issuing a notice of the GMS to shareholders.

4.	Notification of the GMS to the OJK is carried out in accordance with the following provisions:

a.	The Company is required to first submit notification of the GMS agenda to the OJK no later than 5 (five) business days prior to the announcement of the GMS, excluding the date of the GMS announcement;

b.	The GMS agenda as contemplated in letter a of this paragraph shall be disclosed clearly and in detail;

c.

In the event of changes to the meeting agenda as contemplated in letter b of this paragraph, the Company is required to submit the changes to the agenda to the OJK no later than the time of the notice of the GMS;

d.

The provisions of letters a, b, and c of this paragraph apply in mutatis mutandis to notification of the holding of a GMS by shareholders who have obtained a court order to convene a GMS as contemplated in Article 21 paragraph (6) letter n.

5.	Announcements of the GMS shall be made in accordance with the following provisions:

a.	The Company must announce the GMS to shareholders no later than 14 (fourteen) calendar days prior to the notice of the GMS, excluding the date of the announcement and the date of the notice;

b.	The announcement of the GMS as contemplated in letter a of this paragraph shall contain at least:

1)	provisions on shareholders entitled to attend the GMS;

2)	provisions on shareholders entitled to propose GMS agenda items;

3)	the date of the GMS; and

4)	the date of the notice of the GMS.

c.

If the GMS is held at the request of shareholders or the Board of Commissioners as contemplated in Article 21 paragraph (6), in addition to containing the matters referred to in letter b of this paragraph, the announcement of the GMS as referred to in letter a of this paragraph shall include information that the Company is holding the GMS at the request of the shareholders or the Board of Commissioners;

d.

If the GMS is a GMS attended only by Independent Shareholders, in addition to the information referred to in letters b and c of this paragraph, the announcement of the GMS shall also include the following information:

1.	The next GMS planned to be held if the required quorum for attendance by Independent Shareholders is not achieved at the first GMS; and

2.	A statement regarding the required quorum for resolutions at each meeting.

e.	Announcements of GMS that require attendance by Independent Shareholders shall be made in accordance with the laws and regulations in the capital market sector;

f.

The provisions of letters a, b, c, and d of this paragraph apply in mutatis mutandis to the announcement of the holding of a GMS by Shareholders who have obtained a court order to hold a GMS as contemplated in Article 21 paragraph (6) letter m of these Articles of Association.

6.	Proposals for Meeting Agendas may be made by Shareholders under the following conditions:

a.	shareholders may propose meeting agenda items in writing to the Board of Directors no later than 7 (seven) calendar days prior to the notice of the GMS;

b.	shareholders who may propose meeting agenda items as contemplated in letter a are:

1)	Holders of Series A Dwiwarna Shares;

2)	1 (one) or more shareholders representing 1/20 (one twentieth) or more of the total shares with voting rights.

c.	Proposals for meeting agenda items as referred to in letter a of this paragraph shall:

1)	be made in good faith;

2)	considering the interests of the Company;

3)	be agenda items that require a GMS resolution;

4)	include the reasons and materials for the proposed meeting agenda items; and

5)	does not conflict with laws and regulations;

d.

The proposed meeting agenda item from shareholders as contemplated in letter a is an agenda item that requires a GMS resolution and, in the Board of Directors' assessment, meets the requirements in letter c of this paragraph;

e.

The Company is required to include the proposed meeting agenda item from shareholders in the meeting agenda included in the notice, provided that the proposed meeting agenda item meets the requirements referred to in letters a to d of this paragraph.

7.	The notice for the GMS shall be made in accordance with the following provisions:

a.	The Company is required to issue the notice to shareholders no later than 21 (twenty-one) calendar days prior to the date of the GMS, excluding the date of the notice and the date of the GMS;

b.	The notice for the GMS as referred to in letter a shall contain at least the following information:

1.	the date of the GMS;

2.	the time of the GMS;

3.	the venue of the GMS;

4.	the provisions of which shareholders entitled to attend the GMS;

5.	meeting agenda items, including an explanation of each item;

6.	information stating that materials related to the meeting agenda items are available to shareholders from the date of the GMS notice until the GMS is held; and

7.	information that shareholders may grant power of attorney via e-RUPS.

c.

The provisions in letters a through b apply in mutatis mutandis to the notice of a GMS issued by shareholders who have obtained a court order to convene a GMS as contemplated in Article 21 paragraph (6) letter n.

8.	The second GMS shall be held under the following provisions:

a.	the second GMS shall be convened no sooner than 10 (ten) calendar days and no later than 21 (twenty-one) calendar days after the first GMS is held;

b.	the notice of the second GMS shall be issued no later than 7 (seven) calendar days before the second GMS is convened;

c.

the notice for the second GMS shall state that the first GMS has already been convened and that the attendance quorum was not reached. This provision applies without prejudice the laws and regulations in the capital market sector and other laws and regulations, as well as the regulations of the Stock Exchange where the Company's shares are listed;

d.

if the Company does not convened a second GMS within the time period referred to in letter a of this paragraph, the Company is required to hold a GMS in accordance with the provisions contemplated in paragraph (3) of this Article.

9.	If the second GMS has been convened and the attendance quorum is not reached, the Company may hold a third GMS, subject to the following provisions:

a.	The notice and implementation of the third GMS shall be determined by the OJK upon the Company's request;

b.	The request contemplated in letter a of this paragraph shall be submitted to OJK no later than 14 (fourteen) calendar days after the second GMS is convened.

c.	The request contemplated in letter b of this paragraph shall contain at least:

i.	The quorum requirements for the GMS as stipulated in the Company's Articles of Association;

ii.	The attendance list of shareholders at the first and second GMS;

iii.	List of shareholders entitled to attend the first and second GMS;

iv.	Efforts made to meet the quorum for the second GMS; and

v.	The proposed quorum for the third GMS and the reasons thereof.

d.	The Company is prohibited from holding a third GMS before obtaining a determination from the OJK (Financial Services Authority) as referred to in letter a.

10.	Meeting Agenda Materials are governed by the following provisions:

a.	the Company is required to provide meeting agenda materials to shareholders, which can be accessed and downloaded through the Company's website and/or e-RUPS;

b.	meeting agenda materials as contemplated in letter a of this paragraph shall be available from the date of the GMS notice until the GMS is convened;

c.

if other statutory provisions stipulate that meeting agenda materials shall be available earlier than the provisions contemplated in letter b of this paragraph, the provision of such meeting agenda materials shall comply with the provisions of such other statutory provisions;

d.	during the GMS, shareholders have the right to obtain information on the meeting agenda and related materials, provided they do not conflict with the interests of the Company;

e.

if the meeting agenda concerns the appointment of members of the Board of Directors and/or members of the Board of Commissioners, the curriculum vitae of the prospective members of the Board of Directors and/or members of the Board of Commissioners to be appointed shall be available no later than the time of the GMS, as regulated by statutory provisions;

11.	If the GMS is attended only by independent shareholders, the Company shall provide a stamped statement form sufficient for the independent shareholders to sign prior to the GMS, stating at least that:

a.	the person concerned is truly an independent shareholder; and

b.	if the statement is later proven to be untrue, the person concerned may be subject to sanctions in accordance with statutory provisions.

12.	Amendments to the notice of the GMS may be made under the following provisions:

a.	the Company is required to amend the notice of the GMS if there are changes to the information in the notice of the GMS that has been issued as contemplated in paragraph (7) letter b of this Article.

b.

in the event that the change in information as contemplated in letter a of this paragraph includes a change in the date of the GMS and/or the addition of GMS agenda items, the Company is required to re-convene the GMS using the notification procedures as referred to in paragraph (7) of this Article.

c.

the requirement to re-convene the GMS as contemplated in letter b of this paragraph does not apply if the correction to the GMS notice or the change in information regarding the date of the GMS and/or the addition of GMS agenda items is not made as a result of an error of the Company and as long as the OJK does not require a re-notice.

13.	Shareholder Rights at the GMS:

a.	Shareholders, either represented by a power of attorney, are entitled to attend the GMS.

b.	Shareholders entitled to attend the GMS are those whose names are registered in the Company's shareholder register 1 (one) business day prior to the notice for the GMS.

c.	In the event of a second or third GMS, the provisions regarding shareholders entitled to attend are as follows:

i.	For the second GMS, shareholders entitled to attend are those registered in the Company's shareholder register 1 (one) business day prior to the notice for the second GMS; and

ii.	For the third GMS, shareholders entitled to attend are those registered in the Company's shareholder register 1 (one) business day prior to the notice for the third GMS.

d.

In the event of a re-notice as contemplated in Article 24 paragraph (12) letter b, the shareholders entitled to attend the GMS are those whose names are recorded in the Company's Shareholders Register 1 (one) business day prior to the re-notice for the GMS.

e.

If a correction to the notice does not result in a re-notice as contemplated in paragraph (12) letter b of this Article, the shareholders entitled to attend shall comply with the provisions for shareholders as contemplated in letter b of this paragraph.

14.	Electronic Power of Attorney:

a.	The Company is required to provide an alternative electronic power of attorney for shareholders to attend and vote at the GMS.

b.	Shareholders as contemplated in paragraph (13) of this Article may authorize another party to represent them in attending and/or voting at the GMS in accordance with the statutory provisions.

c.

The power of attorney as contemplated in letter b of this paragraph may be granted electronically by shareholders through e-RUPS provided by the e-RUPS Provider or a system provided by the Company, if the Company uses a system provided by the Company.

d.	The granting of power of attorney as contemplated in letter c of this paragraph shall be made no later than 1 (one) business day prior to the holding of the GMS.

e.	Shareholders may state their voting preferences for each agenda item in the electronic granting of power of attorney.

f.	Shareholders may change their power of attorney, including their voting preferences as referred to in letter c of this paragraph, if they state their voting preferences.

g.	Changes to the power of attorney, including their voting preferences as contemplated in letter f of this paragraph, may be made no later than 1 (one) business day prior to the holding of the GMS.

h.	Parties who may act as electronic Proxies include:

1)	participants who administer the shareholder's securities sub-accounts;

2)	parties provided by the Company; or

3)	parties appointed by the shareholder.

i.	The Company is required to provide electronic Proxy as contemplated in letter h number 2) of this paragraph.

j.	Proxies as referred to in letter h of this paragraph shall:

1)	be legally competent; and

2)	not be members of the Board of Directors, members of the Board of Commissioners, or employees of the Company.

k.	The Power of Attorney as referred to in letter j of this paragraph shall be registered in the e-RUPS system or a system provided by the Company, if the Company uses a system provided by the Company.

l.	If the Principal attends the GMS in person, the Power of Attorney's authority to vote on behalf of the Principal is invalid.

m.

The appointment and revocation of the Power of Attorney, as well as the granting and changing of votes through e-RUPS or a system provided by the Company, if the Company uses a system provided by the Company, are considered valid and applicable to all parties, and do not require a wet signature unless otherwise stipulated in the provisions stipulated by the e-RUPS Provider and/or statutory provisions.

n.	The mechanism for registration, appointment, and revocation of powers of attorney, as well as the granting and changing of votes, is regulated by the e-RUPS Provider.

o.

If the Company uses a system provided by the Company, the mechanism for registration, appointment, and revocation of powers of attorney, as well as the granting and changing of votes, is regulated in the Company's standard operating procedures for convening a GMS.

p.	The Proxy is responsible for the power of attorney received from the shareholder and shall exercise such power in good faith and without violating any statutory provisions.

15.	e-RUPS Provider:

a.	Activities as an e-RUPS Provider may only be carried out by a Depository and Settlement Institution appointed by the OJK or another party approved by the OJK.

b.

Other parties approved by the OJK as contemplated in letter a of this paragraph shall be connected with the Depository and Settlement Institution and the securities administration bureau to ensure that shareholders entitled to attend the GMS are present.

c.	Other parties approved by the OJK as the e-RUPS provider referred to in letter b of this paragraph shall be an Indonesian legal entity and domiciled within the territory of the Republic of Indonesia.

d.	The obligations of other parties approved by the OJK as referred to in letter b of this paragraph also apply to the Company, if the Company uses a system provided by the Company.

e.	The e-RUPS provider shall at least:

1)	be registered as an electronic system provider with the authorized agency in accordance with statutory provisions;

2)	provide e-RUPS users with access rights to access the e-RUPS;

3)	own and maintain a mechanism or operational framework for e-RUPS;

4)	ensure the implementation and continuity of e-RUPS activities;

5)	ensure the security and reliability of e-RUPS ;

6)	inform e-RUPS users of any changes or developments to the system, including the addition of e-RUPS services and features;

7)	provide an audit trail of all data processing activities in e-RUPSfor the purposes of supervision, law enforcement, dispute resolution, verification, and testing;

8)	own and place replacement data centre and disaster recovery centre facilities related to the implementation of e-RUPS within Indonesia in a secure location separate from the main data centre;

9)	meet minimum standards for information technology systems for information technology security, system disruptions and failures, and the transfer of management of information technology systems;

10)	store all data on the implementation of e-RUPS; and

11)	be responsible for losses incurred due to errors or negligence in providing and managing e-RUPS.

f.

If the Company conducts the GMS electronically using a system provided by the Company, the obligations of the e-RUPS Provider as contemplated in letter e of this paragraph also apply to the Company, except for the obligation to place replacement data centre and disaster recovery centre facilities within Indonesia as contemplated in letter e number 8) of this paragraph.

g.	The e-RUPS Provider shall establish provisions regarding the procedures and methods for using e-RUPS.

h.	Provisions regarding the procedures and methods for using e-RUPS as contemplated in letter g of this paragraph shall be effective after obtaining approval from the OJK.

i.	The provisions regarding the procedures and methods for using e-RUPS as contemplated in letter g of this paragraph include at least:

1)	requirements and procedures for registering and/or granting access rights to e-RUPS Users, including cancellation of e-RUPS User registration;

2)	fees for registering and/or using e-RUPS;

3)	procedures for using e-RUPS;

4)	rights and obligations of e-RUPS Users;

5)	restrictions on access to e-RUPS;

6)	confidentiality, integrity, and availability of information regarding the implementation of the GMS contained in e-RUPS;

7)	reporting and data retrieval mechanisms to fulfil the Company's reporting obligations;

8)	protection of personal data in accordance with statutory provisions; and

9)	temporary suspension of services to e-RUPS Users.

16.	Publication Media and Language:

a.	The obligation to announce, notice, amend the notice, re-notice, and announce the summary of the minutes of the GMS as contemplated in the Company's Articles of Association, through at least:

i.	the e-RUPS provider website;

ii.	the stock exchange website; and

iii.	the Company's website;

in Indonesian language and a foreign language, provided that the foreign language used is at least English.

b.	Announcements using a foreign language RUPS in letter a shall contain the same information as the information in the announcement in Indonesian language.

c.

In the event of differences in interpretation of information announced in a foreign language and that announced in Indonesian language as referred to in letter b, the information in Indonesian language shall be used as the reference.

d.

If the Company uses a system provided by the Company, the provisions regarding the media for announcement, notice, re-notice, and announcement of the summary of the minutes of the GMS as referred to in letters a to c of this paragraph shall be made through at least:

i.	the stock exchange website; and

ii.	the Company's website;

in Indonesian language and foreign languages, with the provision that the foreign language used is at least English.

CHAIRMAN, RULES AND MINUTES IN THE

GENERAL MEETING OF SHAREHOLDERS

ARTICLE 25

1.	Chairman of the GMS:

a.	the GMS is chaired by a member of the Board of Commissioners appointed by the Board of Commissioners;

b.	if all members of the Board of Commissioners are unable to attend or impeded, the GMS is chaired by a member of the Board of Directors appointed by the Board of Directors;

c.

if all members of the Board of Commissioners or a member of the Board of Directors are unable to attend or impeded as contemplated in letters a and b, the GMS is chaired by a shareholder present at the GMS appointed by and from the GMS participants;

d.

if a member of the Board of Commissioners appointed by the Board of Commissioners to lead the GMS has a conflict of interest with the agenda item to be decided at the GMS, the GMS is chaired by another member of the Board of Commissioners who does not have a conflict of interest and is appointed by the Board of Commissioners;

e.	if all members of the Board of Commissioners have a conflict of interest, the GMS is chaired by a member of the Board of Directors appointed by the Board of Directors;

f.

if one of the members of the Board of Directors appointed by the Board of Directors to lead the GMS has a conflict of interest regarding the agenda item to be decided at the GMS, the GMS shall be chaired by a member of the Board of Directors who does not have a conflict of interest;

g.	if all members of the Board of Directors have a conflict of interest, the GMS shall be chaired by a non-controlling shareholder elected by a majority of the other shareholders present at the GMS;

h.	the Chairman of the GMS shall have the right to request that those present prove their authority to attend the GMS and/or request that they show a power of attorney to represent the shareholder.

2.	The Company is required to hold a GMS with the following GMS Rules:

a.	At the time of the GMS, the GMS Rules shall be provided to the shareholders who are present;

b.	The main points of the GMS Rules as contemplated in letter a of this paragraph shall be read out before the GMS begins;

c.	At the opening of the GMS, the GMS chairman shall provide an explanation to the shareholders regarding at least:

1)	a brief general condition of the Company;

2)	the meeting agenda;

3)	the resolution adoption mechanism related to the meeting agenda; and

4)	procedures for exercising shareholders' rights to raise questions and/or opinions.

3.	The Company is required to prepare Minutes of the GMS with the following provisions:

a.

the Minutes of the GMS shall be prepared in Indonesian language. The minutes of the GMS shall serve as valid evidence for all shareholders and third parties regarding the resolutions and all matters occurred at the Meeting;

b.	the minutes of the GMS shall be prepared and signed by the chairman of the meeting and at least 1 (one) shareholder appointed by and from among the GMS participants;

c.	the signatures contemplated in letter b of this paragraph are not required if the minutes of the GMS are prepared in the form of a deed of minutes of the GMS drawn up by a notary registered with OJK;

d.	if the GMS is attended only by Independent Shareholders, the minutes of the GMS shall be prepared in the form of a deed of minutes of the GMS drawn up by a notary registered with OJK;

e.	the electronic version of the minutes of the GMS shall be prepared in the form of a notarial deed by a notary public registered with the OJK without requiring signatures from the GMS participants;

f.	the minutes of the GMS as referred to in letters a and b shall be submitted to the OJK no later than 30 (thirty) calendar days after the GMS is convened;

g.	if the time for submission of the minutes of the GMS as contemplated in letter f falls on a holiday, the minutes of the GMS shall be submitted no later than the following business day.

4.	The Company is required to prepare a summary of the Minutes of the GMS with the following provisions:

a.	The summary of the Minutes of the GMS shall contain at least the following information:

1.	the date, venue, time and agenda of the GMS;

2.	the members of the Board of Directors and the Board of Commissioners present at the GMS;

3.	the number of shares with valid voting rights present at the GMS and the percentage of the total number of shares with valid voting rights;

4.	whether or not shareholders were given the opportunity to ask questions and/or provide opinions related to the meeting agenda;

5.	the number of shareholders who asked questions and/or provided opinions related to the meeting agenda, if the shareholders were given the opportunity;

6.	the resolution adoption mechanism at the GMS;

7.	the voting results, including the number of affirmative votes, disapproval votes, and abstention votes (not voting) for each meeting agenda item, if resolutions were made by voting;

8.	the GMS resolutions; and

9.	the payment of cash dividends to entitled shareholders, if there was a GMS resolution related to the distribution of cash dividends.

b.	The summary of the minutes of the GMS as contemplated in letter a shall be announced to the public no later than 2 (two) business days after the GMS is convened

c.

Provisions regarding the Minutes of the GMS and Summary of the Minutes of the GMS as contemplated in Article 25 paragraphs (3) and (4) shall apply in mutatis mutandis to the convening of the GMS by shareholders who have obtained a resolution from the head of the district court as contemplated in Article 21 paragraph (6) letter m and the convening of the GMS by the Board of Commissioners as referred to in Article 21 paragraph (6) letter i.

QUORUM, VOTING RIGHTS AND RESOLUTIONS

IN THE GENERAL MEETING OF SHAREHOLDERS

ARTICLE 26

1.	The quorum for attendance and resolution of the GMS on matters to be decided at the GMS shall be determined by the following provisions:

a.

attended by shareholders representing more than 1/2 (one half) of the total number of shares with valid voting rights, and resolutions are valid if approved by more than 1/2 (one half) of the total number of shares with voting rights present at the meeting, unless these Articles of Association specify a larger quorum.

b.

If the attendance quorum as referred to in letter a is not reached, the second GMS is valid and entitled to make binding resolutions if attended by shareholders representing at least 1/3 (one-third) of the total number of shares with valid voting rights, and resolutions are valid if approved by more than 1/2 (one-half) of the total number of shares with valid voting rights present at the meeting, unless these Articles of Association specify a larger quorum;

c.

If the attendance quorum at the second GMS as contemplated in letter b of this paragraph is not reached, a third GMS may be held, provided that the third GMS is valid and entitled to make resolutions if attended by shareholders representing shares with valid voting rights within the attendance quorum and resolutions quorum determined by the OJK at the Company's request.

d.

The provisions on attendance quorum and resolution quorum for GMS meetings as contemplated in letters a, b, and c of this paragraph also apply to the attendance quorum and resolution quorum for GMS meetings for material transactions and/or changes in business activities, except for material transactions involving the transfer of Company assets representing more than 50% (fifty percent) of the Company's net assets.

2.

GMS for the agenda of transferring Company assets or to secure debt to Company assets representing more than 50% (fifty percent) of the Company's net assets in one or more transactions, whether related or unrelated, shall be conducted under the following conditions:

a.

attended by shareholders and/or their authorized representatives who collectively represent at least ¾ (three-quarters) of the total shares with valid voting rights, and resolutions shall be valid if approved by the shareholders and/or their authorized representatives who collectively represent more than ¾ (three-quarters) of the total shares with valid voting rights present at the GMS.

b.

if the attendance quorum as contemplated in letter a is not reached, the second GMS is valid if attended by shareholders and/or their authorized proxies who collectively represent at least 2/3 (two-thirds) of the total shares with valid voting rights, and the resolution is valid if approved by the shareholders and/or their authorized proxies who collectively represent more than ¾ (three-quarters) of the total shares with valid voting rights present at the meeting; and

c.

if the attendance quorum for the second GMS as contemplated in letter b is not reached, a third GMS may be held, provided that the third GMS is valid and has the right to adopt resolutions if attended by shareholders of shares with valid voting rights within the attendance quorum and the resolution adoption requirements stipulated by the OJK at the Company's request.

3.

The attendance quorum and resolution’s quorum for a GMS attended only by independent shareholders as stipulated in the laws and regulations in the capital market sector are determined by the following provisions:

a.

attended by independent shareholders representing more than ½ (one half) of the total number of shares with valid voting rights owned by the independent shareholders, and the resolution is valid if approved by independent shareholders representing more than ½ (one half) of the total number of shares with valid voting rights owned by the independent shareholders.

b.

if the quorum as contemplated in letter b is not reached, then the second GMS, the resolution is valid if attended by independent shareholders representing more than ½ (one half) of the total number of shares with valid voting rights owned by the independent shareholders and approved by more than ½ (one half) of the total number of shares owned by the independent shareholders present at the meeting; and

c.

if the quorum for attendance at the second GMS as contemplated in letter c is not reached, a third GMS may be held, the third GMS shall be valid and entitled to make resolutions if attended by Independent Shareholders representing shares with valid voting rights, within a quorum determined by the OJK upon the Company's request.

d.	the resolutions of the third GMS are valid if approved by independent shareholders representing more than 50% (fifty percent) of the shares owned by the Independent Shareholders present at the GMS.

4.

GMS to make changes to the Board of Directors, changes to the Board of Commissioners, the issuance of Equity Securities, or increases in issued and paid-up capital shall be conducted under the following conditions:

a.

it shall be attended by the Series A Dwiwarna Shareholder and other shareholders and/or their authorized representatives who together represent more than 1/2 (one half) of the total shares with valid voting rights, and the resolution is valid if approved by the Series A Dwiwarna Shareholder and other shareholders and/or their authorized representatives who together represent more than 1/2 (one half) of the total shares with valid voting rights present at the meeting.

b.

if the attendance quorum as contemplated in letter a is not achieved, the second GMS is valid if attended by the Series A Dwiwarna shareholder and other shareholders and/or their authorized representatives who together represent at least 1/3 (one-third) of the total shares with valid voting rights. Resolutions are valid if approved by the Series A Dwiwarna shareholder and other shareholders and/or their authorized representatives who together represent more than 1/2 (one-half) of the total shares with valid voting rights present at the meeting.

c.

If the attendance quorum for the second GMS as referred to in letter b is not achieved, a third GMS may be held, provided that the third GMS is valid and entitled to adopt resolutions if attended by shareholders of shares with valid voting rights within the attendance quorum and the resolution adoption requirements stipulated by the OJK at the Company's request, provided that it shall be attended and approved by the Series A Dwiwarna shareholder.

5.	GMS to amend the Articles of Association shall be conducted under the following provisions:

a.

attended by shareholders and/or their authorized representatives who collectively represent at least 2/3 (two-thirds) of the total number of shares with valid voting rights and the resolution is valid if approved by the shareholders and/or their authorized representatives who collectively represent more than 2/3 (two-thirds) of the total number of shares with valid voting rights present at the meeting, except for the agenda of amendments to the Articles of Association related to the company's existence and changes to its capital structure, which is also attended and approved by the Series A Dwiwarna Shareholder.

b.

if the quorum for attendance as contemplated in letter a of this paragraph is not achieved, the second GMS is valid if attended by shareholders and/or their authorized representatives who collectively represent at least 3/5 (three-fifths) of the total number of shares with valid voting rights and the resolution is approved by the shareholders and/or their authorized representatives who collectively represent more than ½ (one-half) of the total number of shares with valid voting rights present at the meeting, except for the agenda of amendments to the Articles of Association related to the company's existence and changes to its capital structure, which is also attended and approved by the Series A Dwiwarna Shareholder.

c.

if the attendance quorum for the second GMS as contemplated in letter b is not reached, a third GMS may be held, provided that the third GMS is valid and entitled to make resolutions if attended by shareholders of shares with voting rights who meet the attendance quorum and resolution adoption requirements established by the OJK upon the Company's request. The provision is that for amendments to the Articles of Association related to the company's existence and changes to its capital structure, the Series A Dwiwarna Shareholders shall also be present and approved.

6.

Subject to the provisions of applicable laws and regulations, Mergers, Consolidations, Acquisitions, Separations, applications for the Company to be declared bankrupt, and Dissolution may only be carried out based on a GMS resolution with the following provisions:

a.

attended by the Series A Dwiwarna Shareholder and other shareholders and/or their authorized representatives who together represent at least ¾ (three-quarters) of the total number of shares with valid voting rights and the resolution is valid if approved by the Series A Dwiwarna Shareholder and other shareholders and/or their authorized representatives who together represent at least ¾ (three-quarters) of the total number of shares with valid voting rights present at the meeting.

b.

in the event that the attendance quorum as contemplated in letter a is not achieved, the second GMS is valid if attended by the Series A Dwiwarna shareholder and other shareholders and/or their proxies representing at least 2/3 (two-thirds) of the total shares with valid voting rights, and the resolution is valid if approved by the Series A Dwiwarna shareholder and other shareholders and/or their proxies who together represent more than ¾ (three-quarters) of the total shares with valid voting rights present at the meeting.

c.

if the attendance quorum for the second GMS as contemplated in letter b is not reached, a third GMS may be held, provided that the third GMS is valid and entitled to adopt resolutions if attended by shareholders of shares with valid voting rights within the attendance quorum and the resolution adoption requirements stipulated by the OJK upon the Company's request, provided that it shall be attended and approved by the Series A Dwiwarna shareholder.

7.

If the Company has more than 1 (one) share classification, the GMS for the agenda item concerning changes in share rights shall only be attended by shareholders affected by the changes in share rights in a particular share classification, provided that:

a.	a GMS may be held if at least 3/4 (three-quarters) of the total shares in the share classification affected by the change in rights are present or represented.

b.

if the quorum as contemplated in letter a is not achieved, a second GMS may be held, provided that the second GMS is valid and entitled to adopt resolution if at least 2/3 (two-thirds) of the total shares in the share classification affected by the change in rights are present or represented.

c.	a GMS resolution as referred to in letters a and b are valid if approved by more than 3/4 (three-quarters) of the shares with voting rights present at the GMS; and

d.

if the quorum for attendance at the second GMS as referred to in letter b is not achieved, a third GMS may be held, provided that the third GMS is valid and entitled to adopt resolutions  if attended by shareholders in the share classification affected by the change in rights within the attendance quorum and resolution quorum determined by OJK at the Company's request.

e.

if the share classification affected by changes in share rights in a particular share classification does not have voting rights, shareholders in that share classification, based on OJK Regulations, are granted the right to attend and adopt resolution at the GMS related to changes in share rights in that share classification.

8. a.Shareholders, either in person or represented by proxy, are entitled to attend the GMS, subject to applicable laws and regulations.

b.	Shareholders may provide their power of attorney and vote at the GMS electronically through e-RUPS, as specifically stipulated in the capital market regulations.

9.	In the GMS, each share entitles its owner to cast 1 (one) vote.

10.	Shareholders with valid voting rights who are present at the GMS but abstain are deemed to have cast the same vote as the majority of the shareholders who cast votes.

11.

In the voting, the vote casted by a shareholder applies to all shares held, and a shareholder is not entitled to authorize more than one proxy to cast a portion of the shares held with a different vote. A dissenting vote cast by a custodian bank or securities company representing shareholders in a mutual fund does not constitute a dissenting vote as contemplated in this Article.

12.

Members of the Board of Directors, members of the Board of Commissioners, and employees of the Company may act as proxies at the GMS. However, in the voting, the relevant members of the Board of Directors, members of the Board of Commissioners, and/or employees are prohibited from acting as proxies for shareholders. If the power of attorney is granted electronically, members of the Board of Directors, members of the Board of Commissioners, and/or employees of the Company are prohibited from acting as proxies.

13.	Voting shall be conducted verbally, unless the Chairman of the Meeting determines otherwise.

14.	All resolutions are adopted through deliberation to reach consensus.

15.

If a reasolution adopted through a deliberation to reach consensus as contemplated in paragraph (14) is not reached, the resolution shall be adopted by voting as stipulated in these Articles of Association.

USE OF PROFITS

ARTICLE 27

1.	The use of net profit, including the amount of allowance for loss reserves, shall be decided by the Annual GMS.

2.

The Board of Directors shall submit a proposal to the Annual GMS regarding the use of undistributed net profits listed in the balance sheet and profit or loss statement submitted for approval by the Annual GMS, in which proposal it can be stated how much of the undistributed net profits can be set aside for reserve funds as well as a proposal regarding the amount of dividends to shareholders, or other distributions such as bonuses (tantiem) for members of the Board of Directors and members of the Board of Commissioners, bonuses for employees, social fund reserves, and other payments that may be distributed, one way or another, without prejudice to the right of the GMS to decide otherwise.

3.

All net profit after deducting the allowance for reserves as referred to in paragraph (1) of this Article shall be distributed to shareholders as dividends unless otherwise determined by a GMS attended and approved by the Series A Dwiwarna Shareholder.

4. a. Dividends shall only be paid in accordance with the Company's financial capacity based on a resolution adopted at the Annual GMS, which resolution shall also determine the time, method of payment, and form of dividends, with due observance to the provisions of applicable laws and regulations in the capital market sector, as well as the regulations of the Stock Exchange where the Company's shares are listed.

b.

In the event that a GMS resolution relates to the distribution of cash dividends, the Company is required to make the payment of cash dividends to entitled shareholders no later than 30 (thirty) calendar days after the announcement of the summary of the Minutes of the GMS that decided the distribution of cash dividends.

c.

Dividends for shares are paid to the person in whose name the shares are registered in the Shareholders Register, on the date determined by the Annual General Meeting of Shareholders (AGMS) that decides on the distribution of dividends.

d.	The payment date shall be announced by the Board of Directors to the shareholders.

5.

In addition to the use of net profit as contemplated in paragraphs (1) and (2) of this Article, the GMS may determine the use of net profit for other distributions, such as bonuses for the Board of Directors, the Board of Commissioners, and bonuses for employees.

6.	Dividends as contemplated in paragraph (3) may only be distributed if the Company has a positive retained earning.

7.	The use of net profit for bonuses and bonuses is made to the extent that they are not budgeted for and are not calculated as expenses in the current year.

8.	Dividends that are not claimed within 5 (five) years from the date determined for payment of the previous dividend shall be placed in a reserve fund specifically designated for such purpose.

9.

Dividends in the special reserve fund may be claimed by entitled Shareholders by submitting proof of their right to the dividends, which is acceptable to the Company's Board of Directors, provided that the claim is not made at once and that the administration fee determined by the Board of Directors is paid.

10.	Dividends that have been placed in a special reserve as contemplated in paragraph (8) of this Article and are not claimed within a period of 10 (ten) years shall become the Company's right.

11.

The Company may distribute interim dividends before the end of the Company's financial year based on a resolution of the Board of Directors after obtaining approval from the Board of Commissioners and/or if requested by Shareholders representing at least 1/10 (one-tenth)

of the issued shares, with due observance to the projected profit and the Company's financial capacity, and implemented in accordance with applicable laws and regulations.

12.

The distribution of interim dividends is determined based on a resolution of the Board of Directors Meeting after obtaining approval from the Board of Commissioners, with due observance to paragraph (11) of this Article, including the distribution of interim dividends not yet included in the Company's Work Plan and Budget (RKAP).

13.

If after the end of the financial year the Company incurs losses, the interim dividends that have been distributed shall be returned by the Shareholders to the Company. The Board of Directors and the Board of Commissioners are jointly and severally liable for the Company's losses, if the Shareholders are unable to return the interim dividends as contemplated in paragraph (11).

USE OF RESERVE FUNDS

ARTICLE 28

1.	The Company shall establish mandatory reserves and other reserves.

2.	The allocation of net profit for reserves as referred to in paragraph (1) of this Article shall apply if the Company has a positive retained earning.

3.

The portion of profits allocated for reserve funds shall be determined by the GMS in accordance with applicable laws and regulations. The allocation of net profit for mandatory reserves as contemplated in paragraph (1) of this Article shall be made until such reserves reach at least 20% (twenty percent) of the total issued and paid-up capital.

4.

The mandatory reserves as contemplated in paragraph (1) of this Article that have not reached the amount referred to in paragraph (3) of this Article may only be used to cover Company losses that cannot be covered by other reserves.

5.	If the mandatory reserves as referred to in paragraph (1) of this Article exceed the 20% (twenty percent) amount, the GMS may decide that the excess reserve funds be used for the Company's needs.

6.

The Board of Directors shall manage the reserve fund so that the reserve fund generates a profit, in a manner deemed appropriate by the Board of Directors with the approval of the Board of Commissioners and with due observance to the laws and regulations.

7.	Profits obtained from the reserve fund are included in the profit or loss calculation.

AMENDMENTS TO THE ARTICLES OF ASSOCIATION

ARTICLE 29

1.	Amendments to the Articles of Association shall comply with the Company Law and/or the capital market sector laws and regulations.

2.	Amendments to the Articles of Association shall be determined by a GMS in accordance with the provisions set forth in Article 26 paragraph (5).

3.	The agenda items regarding amendments to the Articles of Association shall be clearly stated in the notice for the GMS.

4.

Amendments to the provisions of the Articles of Association concerning changes to the Company's domicile, objectives and purposes, business activities, the Company's duration of existence, the amount of authorized capital, reductions in issued and paid-up capital, and changes in the status of a private Company to a public Company or vice versa, shall obtain approval from the Minister as contemplated in the Company Law.

5.

Amendments to the Articles of Association other than those concerning matters contemplated in paragraph (4) of this Article shall be notified to the Minister, with due observance to the provisions of the Company Law.

6.

The resolution regarding capital reduction shall be notified in writing to all creditors of the Company and announced by the Board of Directors in an Indonesian-language daily newspaper published and/or widely circulated at the Company's domicile and in the State Gazette no later than 7 (seven) calendar days from the date of the GMS resolution regarding the capital reduction.

MERGERS, CONSOLIDATION, ACQUISITION AND SEPARATION

ARTICLE 30

1.	Mergers, Consolidations, Acquisitions and Separations shall be determined by the GMS in accordance with the provisions set forth in Article 26 paragraph (6).

2.	Further provisions regarding Mergers, Consolidations, Acquisitions and Separations shall be as contemplated in laws and regulations, specifically laws and regulations in the capital market sector.

DISSOLUTION, LIQUIDATION,AND TERMINATION OF

LEGAL ENTITY STATUS

ARTICLE 31

1.	The dissolution of the Company may be carried out based on a GMS resolution in accordance with the provisions set forth in Article 26 paragraph (6).

2.	If the Company is dissolved based on a resolution of the GMS or declared dissolved based on a court order, a liquidation shall be conducted by a Liquidator.

3.	The Liquidator is accountable to the GMS or the court that appointed him for the liquidation of the Company.

4.

The Liquidator is required to notify the Minister responsible for legal affairs and announce the final results of the liquidation process in a newspaper after the GMS has granted full acquittal and discharge to the Liquidator or after the Court that appointed the Liquidator has accepted the responsibility.

5.

Provisions regarding the dissolution, liquidation and termination of the Company's legal entity status shall be subject to laws and regulations, particularly laws and regulations in the capital market sector.

SHAREHOLDERS' DOMICILE

ARTICLE 32

For matters concerning Shareholders relating to the Company, Shareholders are deemed to reside at the address recorded in the Shareholders Register as contemplated in Article 9.

CLOSING PROVISIONS

ARTICLE 33

Any matter which is not provided for or not adequately covered in this Articles of Association shall comply with the Company Law, capital market regulations and other statutory regulations and/or shall be determined by the GMS in accordance with the laws and regulations.